February 25, 2002


                               IMPORTANT NEWS FOR
                      SCUDDER NEW EUROPE FUND SHAREHOLDERS



         While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your Fund that will be the subject of a shareholder vote.



                          Q & A: QUESTIONS AND ANSWERS

Q.       WHAT IS HAPPENING?

A. On December 3, 2001, Zurich Financial Services ("Zurich Financial"), the majority owner of Zurich Scudder Investments, Inc., your Fund's investment manager ("Scudder"), entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations, which will be retained by the Zurich Financial entities. Following this transaction (the "Transaction"), Scudder will become part of Deutsche Asset Management and will change its name.

         As a result of the sale of Scudder to Deutsche Bank, your Fund's investment management agreement with Scudder will terminate. In order for Scudder to continue to serve as investment manager of your Fund, the Fund's shareholders must approve a new investment management agreement. The enclosed Proxy Statement gives you additional information on Deutsche Bank and the proposed new investment management agreement as well as certain other matters. You are being asked to vote on the new investment management agreement for your Fund, a new sub-advisory agreement relating to your Fund, the election of Directors that act on behalf of your Fund, approval of changes to your Fund's Articles of Incorporation and the ratification of the selection of Ernst & Young LLP as your Fund's independent auditors. The Board members of your Fund, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, unanimously recommend that you vote FOR the approval of the new investment management agreement for your Fund and each other proposal.

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT MANAGEMENT AGREEMENT?

A. The Investment Company Act of 1940, which regulates mutual funds in the United States such as your Fund, requires a shareholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The proposed sale of Scudder to Deutsche Bank will result in such a change of control and therefore requires shareholder approval of a new investment management agreement with your Fund in order for Scudder to continue serving as your Fund's investment manager.

Q.       HOW  WILL  THE  TRANSACTION  WITH  DEUTSCHE  BANK  AFFECT  ME AS A FUND
         SHAREHOLDER?

A. Your investment in your Fund will not change as a result of the Transaction. You will still own the same shares in the Fund, and the value of your investment will not change as a result of the Transaction with Deutsche Bank. Your Fund's investment management agreement will still be with Scudder and the terms of the new investment management agreement are substantially identical to the terms of the current investment management agreement, except that, to the extent permissible, pursuant to the new investment management agreement Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the board members of your Fund, inlcuding those who are not affiliated with your Fund, Scudder and Deutsche Bank. Scudder, though, will be combined with and integrated into Deutsche Bank's investment management organization and, as described more fully in the enclosed Proxy Statement, many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund. Your Fund will continue to be branded and marketed as a "Scudder" fund.

Q. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. If shareholders do not approve the new investment management agreement and the Transaction with Deutsche Bank is completed, the current investment management agreement will terminate and your Fund's Board will take such action as it deems to be in the best interests of your Fund and its shareholders, including entering into an interim investment management agreement with Scudder. This is discussed in more detail in the enclosed Proxy Statement under "Information Concerning the Transaction and Deutsche Bank" in Proposal 2.

Q. WILL THE INVESTMENT MANAGEMENT FEE RATE BE THE SAME UPON APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. Yes, the investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

Q.       HOW DOES MY FUND'S BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the members of your Fund's Board, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, unanimously recommend that you vote in favor of the new investment management agreement. The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Approval and Recommendation" and "Board Considerations" in Proposal 2.

Q. WILL MY FUND PAY FOR THE PROXY SOLICITATION AND LEGAL COSTS ASSOCIATED WITH THIS TRANSACTION?

A. No, neither you nor your Fund will bear any costs associated with the proposed Transaction. Scudder has agreed to bear these costs.

Q.       HOW CAN I VOTE MY SHARES?

A. You may choose from one of the following options as described in more detail on the proxy card:

o        by mail, using the enclosed proxy card and return envelope;

o        by telephone, using the toll free number on your proxy card;

o        through the Internet, using the website address on your proxy card; or

o        in person at the shareholder meeting.

Q.        WHOM  SHOULD  I CALL  FOR  ADDITIONAL  INFORMATION  ABOUT  THIS  PROXY
          STATEMENT?

A.       Please  call   Georgeson   Shareholder   Communications,   your  Fund's
         information agent, at (866) 515-0333.

                                                               February 25, 2002

         Dear Shareholder:

         The Zurich Financial Services ("Zurich Financial") entities that currently own a majority of Zurich Scudder Investments, Inc. ("Scudder") have entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations, which will be retained by the Zurich Financial entities (the "Transaction"). Following the Transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries, and will change its name. Because of the Transaction, it is necessary for the shareholders of each of the funds for which Scudder acts as investment manager, including your Fund, to approve a new investment management agreement in order for Scudder to continue serving as investment manager.

         The following important facts about the Transaction are outlined below:

     o The Transaction will have no effect on the number of shares you own or the value of those shares.

     o The investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

     o Your Fund's investment management agreement will still be with Scudder, and the terms of the new investment management agreement will be substantially identical to the terms of the current investment management agreement, except for the addition of certain language that, to the extent permissible, pursuant to the new investment management agreement Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the board members of your Fund, including those who are not affiliated with your Fund,Scudder and Deutsche Bank.

     o Scudder will be combined with and integrated into Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund.

     o The members of your Fund's Board, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, have carefully reviewed the proposed Transaction and unanimously recommend you vote in favor of the new investment management agreement.

         You are also being asked to approve certain other matters that have been set forth in the Notice of Annual Meeting of Shareholders.

         Please take the time to read the enclosed materials.

         The question and answer section that begins on the front cover of the Proxy Statement discusses the proposals that require shareholder approval. The Proxy Statement itself provides greater detail about the proposals, why they are being made and how they apply to your Fund. The Board recommends that you read the enclosed materials carefully and vote in favor of each proposal.

         To vote, simply fill out the enclosed proxy card -- be sure to sign and date it -- and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time by voting through the Internet or by telephone as described on the enclosed proxy card.

         Your vote is very important to us. If we do not hear from you by [date], our proxy solicitor may contact you. Thank you for your response and for your continued investment with Scudder.


Respectfully,

Mark S. Casady
President

PRELIMINARY COPY

                          SCUDDER NEW EUROPE FUND, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Please take notice that an Annual Meeting of Shareholders (the "Meeting") of Scudder New Europe Fund, Inc. (the "Fund") will be held at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the Meeting:

Proposal 1: To elect nominees to serve on the Fund's Board of Directors as Class
            I Directors;

Proposal 2: To approve a new investment  management  agreement for the Fund with
            Zurich Scudder Investments, Inc.;

Proposal 3: To  approve   a  new  sub-advisory   agreement  between  the  Fund's
            investment manager and Deutsche Asset Management Investment Services Limited;

Proposal 4: To approve  Articles  of  Amendment  and  Restatement  of the Fund's
            Articles of Incorporation; and

Proposal 5: To  ratify  or  reject  the  selection  of Ernst & Young  LLP as the independent auditors for the Fund for the Fund's current fiscal year.

         The Board of the Fund recommends that shareholders vote FOR all Proposals.

         The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

         Holders of record of shares of the Fund at the close of business on February 8, 2002 are entitled to vote at the Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held.

         In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote AGAINST any such adjournment those proxies to be voted against that Proposal.

                                                          By Order of the Board,


                                                                   John Millette
                                                                       Secretary
February 25, 2002


IMPORTANT - We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope which requires no postage (or to take advantage of the electronic or telephonic voting procedures described on the proxy card). Your prompt return of the enclosed proxy card (or your voting by other available means) may save the necessity of further solicitations. If you wish to attend the Meeting and vote your shares in person at that time, you will still be able to do so.

                                                               February 25, 2002
PRELIMINARY COPY

                          SCUDDER NEW EUROPE FUND, INC.
                            222 South Riverside Plaza
                             Chicago, Illinois 60606

                                 PROXY STATEMENT

                                     General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board," the Directors of which are referred to as the "Directors") of Scudder New Europe Fund, Inc. (the "Fund"). These proxies will be used at the annual meeting of shareholders of the Fund. This meeting is to be held at the offices of Zurich Scudder Investments, Inc., investment manager of the Fund ("Scudder" or the "Investment Manager"), 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, or at such later time made necessary by any and all adjournments or postponements thereof (the "Meeting"). This Proxy Statement, the Notice of Annual Meeting and the proxy card are first being mailed to shareholders on or about February 25, 2002 or as soon as practicable thereafter.

         Proposal 1 relates to the election of Class I Directors for the Fund, Proposal 2 relates to the approval of a new investment management agreement for the Fund, Proposal 3 relates to the approval of a new sub-advisory agreement with Deutsche Asset Management Services Limited, Proposal 4 relates to the adoption of Articles of Amendment and Restatement of the Articles of Incorporation that govern the Fund and Proposal 5 relates to the ratification of the selection of the Fund's independent auditors. As discussed below, shareholder approval of Proposal 2 will have no effect upon the investment management fee rate currently in effect. The transaction is described below in Proposal 2 under "Introduction."

         The Board of the Fund recommends that shareholders vote FOR all Proposals. The vote required to approve these Proposals is described below under "Additional Information."

         The Fund provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund and a copy of any more recent semi-annual report, without charge, by calling [ ] or writing the Fund, c/o Zurich Scudder Investments, Inc., at the address for the Fund shown above.

                        Proposal 1: Election of Directors

         Pursuant to the Fund's Articles of Incorporation, the Board is currently divided into three classes, each class having a term of three years. At the Annual Meeting of Shareholders in each year, the term of one class of Directors expires. Proposal 1 recommends the reelection of the Class I Directors whose current terms are set to expire at the Meeting.

         The persons named as proxies on the enclosed proxy card will vote for the election of all of the nominees named below unless authority to vote for any or all of the nominees is withheld in the proxy. Each Director so elected will serve as a Director of the Fund (Class I) until the 2005 Annual Meeting of Shareholders (to the extent shareholders do not approve Proposal 4), or until the election and qualification of a successor, or until such Director sooner dies, resigns or is removed as provided in the governing documents of the Fund. Each of the nominees has indicated that he is willing to serve as a Director, if elected. If any or all of the nominees should become unavailable for election due to events not now known or anticipated, the persons named as proxies will vote for such other nominee or nominees as the current Directors may recommend.

         All of the nominees currently are Directors. The following tables present information about the Directors (both the nominees and those Directors whose terms are not expiring and thus are not currently standing for reelection at the Meeting). Each Director's age is in parentheses after his or her name. Unless otherwise noted, (i) each of the Directors has engaged in the principal occupation(s) noted in the following tables for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Director is c/o Zurich Scudder Investments, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606. Each Director listed as an "Interested Director" below is an "interested person" (an "Interested Person") of the Investment Manager or the Fund within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), due to the fact that he or she is an officer of the Investment Manager and each is referred to as an "Interested Director." Each Director who is not an Interested Person of the Investment Manager, Deutsche Bank or the Fund within the meaning of the 1940 Act is referred to as a "Non-interested Director."

Class I -- Nominees to serve until 2005 Annual Meeting of Shareholders
Name (Age)                    Position(s) Held       Interested or       Year First        Principal Occupation(s)
of Current                          with             Non-interested       Became a                 and Other
Director                          the Fund              Director         Board Member            Directorships

Mark S. Casady [(age)]      Director and President    Interested            2001           Managing Director, Scudder;
                                                                                           formerly, Institutional
                                                                                           Sales Manager of an
                                                                                           unaffiliated mutual fund
                                                                                           distributor.

Lewis A. Burnham [(age)]    Director                  Non-interested        2001           Retired; formerly, Partner,
                                                                                           Business Resources Group;
                                                                                           formerly, Executive Vice
                                                                                           President, Anchor Glass
                                                                                           Container Corporation.

 William P. Sommers         Director                  Non-interested        2001           Retired; formerly, President
 [(age)]                                                                                   and Chief Executive Officer,
                                                                                           SRI International (research
                                                                                           and development); prior
                                                                                           thereto, Executive Vice
                                                                                           President, Iameter (medical
                                                                                           information and educational
                                                                                           service provider); prior
                                                                                           thereto, Senior Vice
                                                                                           President and Director,
                                                                                           Booz, Allen & Hamilton Inc.
                                                                                           (management consulting
                                                                                           firm); Director, PSI Inc.,
                                                                                           Evergreen Solar, Inc. and
                                                                                           Litton Industries; Advisor,
                                                                                           Guckenheimer Enterprises;
                                                                                           Consultant and Director,
                                                                                           SRI/Atomic Tangerine.

 John G. Weithers (68)      Director                  Non-interested        1995           Director, Federal Life
                                                                                           Insurance Company; Chairman
                                                                                           of the Members of the
                                                                                           Corporation and Trustee,
                                                                                           DePaul University; formerly,
                                                                                           Chairman of the Board and
                                                                                           Chief Executive Officer,
                                                                                           Chicago Stock Exchange;
                                                                                           formerly, Director,
                                                                                           International Federation of
                                                                                           Stock Exchanges; formerly, Director,
                                                                                           Records Management Systems.


Class II -- Directors serving until 2004 Annual Meeting of Shareholders
Name (Age)                    Position(s) Held       Interested or       Year First         Principal Occupation(s)
of Current                          with             Non-interested       Became a                  and Other
Director                          the Fund              Director         Board Member             Directorships

William F. Glavin [(age)]         Director            Interested            2001            Managing Director, Scudder;
                                                                                            formerly, Executive Vice
                                                                                            President of Market and
                                                                                            Product Development, The
                                                                                            Dreyfus Corporation.

Robert B. Hoffman [(age)]         Director            Non-interested        2001            Retired; formerly, Chairman,
                                                                                            Harnischfeger Industries,
                                                                                            Inc. (machinery for the
                                                                                            mining and paper
                                                                                            industries); formerly, Vice
                                                                                            Chairman and Chief Financial
                                                                                            Officer, Monsanto Company
                                                                                            (agricultural,
                                                                                            pharmaceutical and
                                                                                            nutritional/food products);
                                                                                            formerly, Vice President,
                                                                                            Head of International
                                                                                            Operations, FMC Corporation
                                                                                            (manufacturer of machinery
                                                                                            and chemicals); Director,
                                                                                            Harnischfeger Industries,
                                                                                            Inc.

Shirley D. Peterson               Director            Non-interested        2001            Retired; formerly,
[(age)]                                                                                     President, Hood College;
                                                                                            formerly, Partner, Steptoe &
                                                                                            Johnson (attorneys); prior
                                                                                            thereto, Commissioner,
                                                                                            Internal Revenue Service;
                                                                                            prior thereto, Assistant
                                                                                            Attorney General (Tax), U.S.
                                                                                            Department of Justice;
                                                                                            Director, Bethlehem Steel
                                                                                            Corp.

Fred B. Renwick [(age)]           Director            Non-interested        1995            Professor Emeritus of
                                                                                            Finance, New York
                                                                                            University, Stern School of
                                                                                            Business; Director, the
                                                                                            Wartburg Foundation;
                                                                                            Chairman, Finance Committee
                                                                                            of Morehouse College Board
                                                                                            of Trustees; Director,
                                                                                            American Bible Society
                                                                                            Investment Committee;
                                                                                            previously, member of the
                                                                                            Investment Committee of
                                                                                            Atlanta University Board of
                                                                                            Trustees; formerly, Director
                                                                                            of Board of Pensions
                                                                                            Evangelical Lutheran Church
                                                                                            in America.


Class III -- Directors serving until 2003 Annual Meeting of Shareholders
Name (Age)                    Position(s) Held       Interested or     Year First     Principal Occupation(s)
of Current                          with             Non-interested     Became a             and Other
Director                          the Fund              Director       Board Member        Directorships

Linda C. Coughlin [(age)]         Director           Interested           2000        Managing Director, Scudder.

John W. Ballantine [(age)]        Director           Non-interested       2001        Retired; formerly, Executive Vice

                                                                                      President and Chief Risk Management Officer,
                                                                                      First Chicago NBD Corporation/The First
                                                                                      National Bank of Chicago, 1996-1998;
                                                                                      Executive Vice President and Head of
                                                                                      International Banking, 1995-1996; Director,
                                                                                      First Oak Brook Bancshares, Inc., Oak Brook
                                                                                      Bank and Tokheim Corporation (designer,
                                                                                      manufacturer and servicer of electronic and
                                                                                      mechanical petroleum marketing systems).

Donald L. Dunaway [(age)]   Director                Non-interested        2001        Retired; formerly, Executive
                                                                                      Vice President, A.O. Smith
                                                                                      Corporation (diversified
                                                                                      manufacturer).

James R. Edgar [(age)]      Director                Non-interested        1999        Distinguished Fellow,
                                                                                      University of Illinois
                                                                                      Institute of Government and
                                                                                      Public Affairs; Director,
                                                                                      Kemper Insurance Companies;
                                                                                      Director, John B. Sanfilippo
                                                                                      & Son, Inc.; Director,
                                                                                      Horizon Group Properties,
                                                                                      Inc.; formerly, Governor,
                                                                                      State of Illinois.


         Each Director, with the exception of Ms. Coughlin, serves as a board member of [ ] investment companies, with [ ] portfolios, managed by Scudder. Ms. Coughlin serves as a board member of [ ] investment companies, with [ ] portfolios, managed by Scudder. Upon consummation of the transaction described below in Proposal 2, it is expected that Ms. Coughlin will resign from the Board and that a senior executive of Deutsche Bank will be proposed to fill the vacancy.

         Appendix 1 shows the amount of shares of the Fund, along with other funds within the Scudder and Deutsche Bank families of funds, owned directly or beneficially by the Directors and executive officers of the Fund.

Positions Held by Interested Directors with Affiliates of the Fund

                  [TO BE PROVIDED]

Positions Held by Non-interested Directors with Affiliates of the Fund

                  [TO BE PROVIDED]

Voting Arrangements Between Directors and Others

                  [TO BE PROVIDED]

Holdings in Scudder, Deutsche Bank and Certain Affiliates by Non-interested Directors

         The following table discloses as of [ ] the beneficial or record ownership of the securities of the Investment Manager, Deutsche Bank and Scudder Distributors, Inc. ("SDI"), the principal underwriter of shares of the Fund, or any entity other than another registered investment company, controlling, controlled by or under common control with the Investment Manager, Deutsche Bank or SDI. This information is provided for each Non-interested Director and his or her immediate family members.

                     Name of Owners
                           and
                     Relationships to                                         Value of
Name of Director         Director          Company       Title of Class      Securities      Percent of Class



Other Material Interests in Scudder, Deutsche Bank and Certain Affiliates by Non-interested Directors

                  [TO BE PROVIDED]

Material Interests in Certain Transactions by Non-interested Directors

                  [TO BE PROVIDED]

Certain Relationships Between Non-interested Directors and Others

                  [TO BE PROVIDED]

Responsibilities of the Board - Board and Committee Meetings

         The primary responsibility of the Board is to represent the interests of the shareholders of the Fund and to provide oversight of the management of the Fund. The Board is comprised of three individuals who are considered Interested Directors and nine individuals who are considered Non-interested Directors. Each of the nominees that is considered a Non-interested Director has been selected and nominated by the current Non-interested Directors of the Fund.

         The  Directors  meet  multiple  times  during  the year to  review  the investment performance of the Fund and other operational matters, including policies and procedures with respect to compliance with regulatory and other requirements. Furthermore, the Directors review the fees paid to Scudder and its affiliates for investment advisory services and other administrative and shareholder services. The Directors have adopted specific policies and guidelines that, among other things, seek to further enhance the effectiveness of the Non-interested Directors in performing their duties. Many of these are similar to those suggested in the Investment Company Institute's 1999 Report of the Advisory Group on Best Practices for Fund Directors (the "Advisory Group Report").

         Currently, the Board has an Audit Committee, a Nominating and Governance Committee, a Valuation Committee, an Operations Committee and an Equity Oversight Committee. The responsibilities of each Committee are described below. Each Committee has a written charter that delineates the Committee's duties and powers. During calendar year 2001, the Board met [ ] times. [Each then current Director attended 75% or more of the respective meetings of the Board and the Committees (if a member thereof) held during calendar year 2001.]

Audit Committee

         The Audit Committee makes recommendations regarding the selection of independent auditors for the Fund, confers with the independent auditors regarding the Fund's financial statements, the results of audits and related matters, and performs such other tasks as the full Board deems necessary or appropriate. As suggested by the Advisory Group Report, the Audit Committee is comprised of only Non-interested Directors, receives annual representations from the auditors as to their independence, and has a written charter, as noted above. Currently, the members of the Audit Committee are Donald L. Dunaway (Chairman), Robert B. Hoffman and William P. Sommers. The Audit Committee held [ ] meetings during calendar year 2001.

Nominating and Governance Committee

         The Board has a Nominating and Governance Committee, comprised of only Non-interested Directors, that seeks and reviews candidates for consideration as nominees for membership on the Board and oversees the administration of the Fund's Governance Procedures and Guidelines. Currently, the members of the Nominating and Governance Committee are Lewis A. Burnham (Chairman), James R. Edgar and Shirley D. Peterson. The Nominating and Governance Committee held [ ] meetings during calendar year 2001. Shareholders wishing to submit the name of a candidate for consideration as a Board member by the Committee should submit their recommendation(s) to the Secretary of the Fund.

Valuation Committee

          The Board has a Valuation Committee, comprised of both Interested and Non-interested Directors, which reviews Valuation Procedures adopted by the Board, determines fair value of the Fund's securities as needed in accordance with the Valuation Procedures and performs such other tasks as the full Board deems necessary. Currently, the members of the Valuation Committee are John W. Ballantine and Linda C. Coughlin. Alternative members are Lewis A. Burnham, Donald L. Dunaway, John G. Weithers, Mark S. Casady and William F. Glavin. The Valuation Committee held [ ] meetings during calendar year 2001.

Operations Committee

         The Board has an Operations Committee, comprised of only Non-interested Directors, which oversees the operations of the Fund, such as reviewing the Fund's administrative fees and expenses, distribution arrangements, portfolio transaction policies, custody and transfer agency arrangements, shareholder services and proxy voting policies. Currently, the members of the Operations Committee are John W. Ballantine (Chairman), Fred B. Renwick and John G. Weithers. The Operations Committee held [ ] meetings during calendar year 2001.

Equity Oversight Committee

         The Board has an Equity Oversight Committee, comprised of only Non-interested Directors, which oversees investment activities of the Fund, such as investment performance and risk, expenses and services provided under the investment management agreement. Currently, the members of the Equity Oversight Committee are John G. Weithers (Chairman), Lewis A. Burnham and Robert B. Hoffman. The Equity Oversight Committee held [ ] meetings during calendar year 2001.

Officers

         The officers of the Fund are listed in Appendix 2.

Compensation of Directors

         The Fund pays its Non-interested Directors a monthly retainer, paid on a quarterly basis, and an attendance fee, plus expenses, for each Board meeting and Committee meeting attended. The current Directors serve as board members of various other funds advised by Scudder. Scudder supervises the Fund's investments, pays the compensation and expenses of its personnel who serve as Directors and officers on behalf of the Fund and receives a management fee for its services. Several of the officers and Directors are also officers, directors, employees or stockholders of Scudder and participate in the fees paid to that firm, although the Fund does not make any direct payments to them.
Directors and officers of the Fund who are Interested Persons receive no compensation from the Fund. The Non-interested Directors are not entitled to benefits under any Fund pension or retirement plan. The Board of Directors of the Fund established a deferred compensation plan for the Non-interested Directors ("Deferred Compensation Plan"). Under the Deferred Compensation Plan, the Non-interested Directors may defer receipt of all, or a portion, of the compensation they earn for their services to the Fund, in lieu of receiving current payments of such compensation. Any deferred amount is treated as though an equivalent dollar amount has been invested in shares of one or more [eligible] funds advised by Scudder ("Shadow Shares"). Mr. Edgar currently has elected to defer at least a portion of his fees. In addition, previously, Mr. Dunaway elected to defer fees that were payable, which are now included under the Deferred Compensation Plan. The equivalent Shadow Shares are reflected in Appendix 1 in the Directors' share ownership. The Fund will not bear any costs of the Directors associated with attending special meetings of the Board in connection with the transaction described below in Proposal 2.

         The following Compensation Table provides in tabular form the following data:

(1) All Directors who receive compensation from the Fund (columns 1 through 9).

(2) Aggregate compensation received by each Director from the Fund during calendar year 2001 (rows corresponding with columns 1 through 9).

(3) Total compensation received by each Director from funds advised by Scudder (collectively, the "Fund Complex") during calendar year 2001 (bottom row).

                                                            Compensation Table
                                          1                  2                  3                    4
                               John W. Ballantine* Lewis A. Burnham*      Donald L. Dunaway(1)*  James R. Edgar(2)
                                              Compensation from the Fund


Scudder New Europe Fund, Inc.


Total Compensation from         $183,980            $169,290               $275,812               $200,660
 Fund Complex(4)(5)

                                          5                  6                  7                    8                     9

                               Robert B. Hoffman*  Shirley D. Peterson(3)* Fred B. Renwick   William P. Sommers*  John G. Weithers
                                              Compensation from the Fund

Scudder New Europe Fund, Inc.


Total Compensation from Fund    $159,880            $189,830                $214,990          $183,300             $206,000
 Complex(4)(5)

* Newly elected Director effective July 2001.

(1)       Pursuant to a Deferred  Compensation  Plan,  as discussed  above,  Mr.
          Dunaway previously elected in prior years, to defer fees. Deferred amounts are treated aa though an equivalent dollar amount has been invested in Shadow Shares (as defined above) of funds managed by Scudder. [Total deferred fees (including interest thereon and the return from the assumed investment in the Fund) payable from the Fund to Mr. Dunaway are $________.]

(2) Includes deferred fees. Purusant to a Deferred Compensation Plan, as discussed above, deferred amoutns are treated as though an equivalent dollar amount has been invested in Shadow Shares (as defined above) of funds managed by Scudder in which compensation may be deferred by Mr.
          Edgar. Total deferred fees (including interest thereon and the return from the assumed investment in the Fund) payable from the Fund to Mr.
          Edgar are $________.

[(3)] [Ms. Peterson received an additional amount of $18,960 in annual retainer fees in her role as Coordinating Director.]

[(4)]    [Includes   compensation   for   service   on  the   boards   of   [26]
         trusts/corporations  comprised of [45] fund  portfolios.  Each Director currently  serves  on the  boards  of [33]  funds  advised  by  Scudder comprised of [78] fund portfolios.

[(5)] [Aggregate compensation reflects amounts paid to the Directors for numerous special meetings in connection with the transaction described below in Proposal 2. Such amounts totaled $10,340 for each Director.
         These meeting fees were borne by Scudder.]


Proposed Amendment to Articles of Incorporation

         Shareholders are being asked to approve an amendment to the Articles of Incorporation of the Fund that would declassify the Board of Directors (see Proposal 4). If shareholders approve Proposal 4, each Director would serve as a Board member of a single Board and serve until the next meeting of shareholders, if any, called for the purpose of electing Directors and until the election and qualification of a successor or until such Director dies, resigns or is removed as provided in the governing documents of the Fund.

      The Directors of the Fund unanimously recommend that shareholders of the Fund vote FOR each nominee.

                           Proposal 2: Approval of New
                         Investment Management Agreement

Introduction

         Scudder acts as the investment manager to the Fund pursuant to an investment management agreement entered into by the Fund and Scudder (the "Current Investment Management Agreement"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction." Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2001), including approximately $53 billion in open-end mutual fund assets managed in the United States.

         Consummation of the Transaction would constitute an "assignment," as that term is defined in the 1940 Act, of the Fund's Current Investment
Management Agreement with Scudder. As required by the 1940 Act, the Current Investment Management Agreement provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new investment management agreement (a "New Investment Management Agreement" and, together with the Current Investment Management Agreement, the "Investment Management Agreements") between the Fund and Scudder is being proposed for approval by shareholders of the Fund. The form of the New Investment Management Agreement is attached hereto as Exhibit A. The terms of the New Investment Management
Agreement are substantially identical to the terms of the Current Investment Management Agreement, except for the addition of certain language that may provide more flexibility in integrating Scudder with the Deutsche Bank organization and managing the Fund going forward, as discussed below under "Differences between the Current and New Investment Management Agreement." The material terms of the Current Investment Management Agreement are described under "Description of the Current Investment Management Agreement" below.

         In the event that the Transaction does not, for any reason, occur, the Current Investment Management Agreement will continue in effect in accordance with its terms.

         The information set forth in this Proxy Statement and any accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Fund by Zurich Financial and Deutsche Bank.

Board Approval and Recommendation

         On February 4, 2002, the Board, including the Non-interested Directors, voted unanimously to approve the New Investment Management Agreement and to recommend its approval to shareholders.

         For information about the Board's deliberations and the reasons for its recommendation, please see "Board Considerations" below.

         The Board unanimously recommends that its shareholders vote in favor of the approval of the New Investment Management Agreement.

Information Concerning the Transaction and Deutsche Bank

Description of the Transaction

         On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion. Following this Transaction, Scudder will change its name and will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management.

         The Transaction will take place in three steps:

         o First, in a merger pursuant to a separate Merger Agreement, the Zurich Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

         o Second, Scudder will transfer its ownership interest in Threadneedle Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

         o Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

         In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Investment Manager."

         As discussed in the "Introduction" above, under the 1940 Act, the Transaction will cause all the current investment management agreements with registered funds managed by Scudder to terminate automatically. Client consents also will be required for the continuation of other Scudder advisory agreements. If the New Investment Management Agreement is not approved by the Fund's shareholders, the Current Investment Management Agreement would terminate upon completion of the acquisition of Scudder by Deutsche Bank. If such a termination were to occur, the Board would make such arrangements for the management of the Fund's investments as it deems appropriate and in the best interests of the Fund and its shareholders.

         The Transaction by which Deutsche Bank intends to acquire Scudder is subject to a number of conditions that are contained in the Transaction Agreement, including the approval of clients, including the Fund, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct in all material respects; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close on or about April [ ], 2002.

         Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," above.

         Appendix 3 provides information regarding Scudder's current business, including its stockholders, directors and officers.

Deutsche Bank

          Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to [ ] U.S. mutual funds, which in the aggregate have a $[ ] in assets.

          Deutsche Asset Management is comprised of several entities that are separately incorporated and registered as investment advisers. As proposed, Scudder will for the immediate future remain a separate entity within the Deutsche Asset Management group. Deutsche Bank intends to utilize a dual employee structure to integrate Scudder into Deutsche Asset Management. Deutsche Bank has guaranteed the obligations of each of its subsidiaries that has a contractual relationship with the Funds, which, following the Transaction, will include Scudder.

         As discussed above, following the Transaction, Scudder will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that point, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will be Chairman of Deutsche Asset Management, will join the existing Deutsche Asset Management Global Executive Committee and will become a member of the PCAM Americas Region leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder.

         Following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank.

Board Considerations

         On April 27, 2001, Zurich Financial announced its intent to seek a strategic transaction involving its majority owned subsidiary, Scudder. Over the course of the following months, the Non-interested Directors met numerous times by themselves, with their legal counsel and with senior Scudder and Zurich Financial personnel to discuss Scudder's organizational structure, expectations with respect to potential transactions and the potential benefits and risks to the Fund and other funds managed by Scudder and their shareholders from a strategic transaction. The Non-interested Directors identified a list of basic principles, which they believed should serve as the foundation for their review of the organizational, operational and strategic issues involved with any potential change in control of Scudder. These basic principles were communicated to Scudder and were intended to be shared with any potential strategic partner.

         On September 23, 2001, Zurich Financial and Deutsche Bank entered into a "heads of agreement" whereby Deutsche Bank agreed, subject to a number of contingencies (including the execution of a definitive transaction agreement), to acquire 100% of Scudder (not including certain of Scudder's UK operations) from Zurich Financial. At a meeting on September 24, 2001, the Directors met with senior Scudder and Deutsche Bank personnel to discuss the proposed acquisition of Scudder by Deutsche Bank, the general corporate structure of Deutsche Bank, the background of certain key employees of Deutsche Bank and Scudder's views on the proposed acquisition.

         As part of their due diligence, the Non-interested Directors separately discussed items they wanted to raise with Deutsche Bank and Scudder in connection with the proposed transaction and directed their counsel to create lists of issues for discussion, which were provided to Scudder and Deutsche Bank. In addition, the Non-interested Directors engaged various consultants to help them evaluate the proposed transaction.

          On October 9, 2001, the Non-interested Directors met with the chief executive officer of Deutsche Asset Management, to discuss the proposed acquisition of Scudder, Deutsche Bank's strategic views of the mutual fund business and Deutsche Bank's proposed strategy for managing the Fund and other funds managed by Scudder.

          On December 3, 2001, Zurich Financial and Deutsche Bank signed a definitive agreement finalizing Deutsche Bank's agreement to acquire Scudder in accordance with the "heads of agreement." Thereafter, on many occasions, the Non-interested Directors were given extensive information about the Transaction, and Scudder and Deutsche Bank responded to numerous issues and questions raised by the Non-interested Directors. The Non-interested Directors met many times between December 3, 2001 and February 4, 2002 with legal counsel to discuss the Transaction and Deutsche Bank's and Scudder's responses to their issues lists and questions. They carefully reviewed the materials presented by Deutsche Bank and Scudder and met with many senior Deutsche Bank and Scudder personnel, including a meeting on January 14, 2002 with certain members of the Group Executive Committee of Deutsche Bank.

         Throughout the process, the Non-interested Directors had the assistance of legal counsel, who advised them on, among other things, their duties and obligations. As a result of their review and consideration of the Transaction and the proposed New Investment Management Agreement, at a meeting on February 4, 2002, the Board voted unanimously to approve the New Investment Management Agreement and to recommend it to the shareholders of the Fund for their approval.

         In  connection  with  its  review,   the  Board  obtained   substantial
information regarding: the management, financial position and business of Deutsche Bank; the history of Deutsche Bank's business and operations; the investment performance of the investment companies advised by Deutsche Asset Management; the proposed structure, operations and investment processes of the combined investment management organization after the Transaction; and the future plans of Deutsche Bank and Scudder with respect to Scudder's affiliated entities and the Fund. The Board also received information regarding the terms of the Transaction, anticipated management of the combined organization, the resources that Deutsche Bank intends to bring to the combined organization and the process being followed by Deutsche Bank and Scudder to integrate their organizations. The Board also reviewed current and pro forma staffing and financial information for the combined organization, along with Deutsche Bank's plans to reduce its expenses through reduction of organizational redundancies and the achievement of synergies and efficiencies. Deutsche Bank represented that although it expects to achieve significant savings over the combined stand-alone expense bases for the Deutsche Asset Management and Scudder organizations, it will be able to spend more than Scudder spent independently, and that Deutsche Bank's expense savings could be achieved without adversely affecting the Funds.

         In responding to the Non-interested Directors' inquiries, Deutsche Bank identified as one of its main goals the maximization of value for the Fund's shareholders and for the shareholders of other funds managed by Scudder through its efforts to deliver superior investment performance, distinctive shareholder service experiences and competitive expense ratios.

          Deutsche Bank identified as one of the key focuses of the Transaction the creation of a single disciplined, globally integrated investment management organization combining the strengths of the various investment advisory entities that comprise Deutsche Asset Management and Scudder. The Non-interested Directors met with the chief global investment officer of the proposed combined organization, who articulated Deutsche Bank's plan to create a global research-centric investment management organization. He informed the Directors that Deutsche Bank intended to streamline and upgrade the combined organization's portfolio management teams, while providing them with improved portfolio analytics and tools, and implementing close management oversight. He said that all investment personnel for the combined organization, with some exceptions for specialized fixed-income and international equity products, will be located in New York.

         The Board considered that Deutsche Bank proposed a new chief global investment officer and other significant personnel changes for Scudder. The Board also considered that, for a number of funds managed by Scudder, Deutsche Bank intended to change the Fund's portfolio managers after consummation of the Transaction. See Appendix 4 for a list of proposed portfolio manager changes affecting the Fund. The Board considered the experience and track records of identified senior investment personnel that would be part of the combined investment management organization. The Board also considered the proposed structure of the combined trading platform, including the use of brokerage commissions to generate "soft dollars" to pay for research-related services and proposed policies, procedures and practices with respect to trading with Deutsche Bank and its affiliates.

         The Board considered Deutsche Bank's plans for distribution and marketing, shareholder servicing, and investment operations, accounting and administration. The Board noted that Deutsche Bank represented that it expected the management teams and personnel currently providing these services to the Fund, and the systems currently used by them to support these functions, to remain largely in place.

         In connection with its deliberations, the Board obtained certain assurances from Deutsche Bank, including the following:

         o        Deutsche Bank has provided the Board with such  information as
                  is  reasonably   necessary  to  evaluate  the  New  Investment
                  Management Agreement.

         o Deutsche Bank's acquisition of Scudder enhances its core focus of expanding its global asset management business. With that focus, Deutsche Bank will devote to Scudder and its affairs the attention and resources designed to provide for the Fund top quality investment management, shareholder, administrative and product distribution services.

         o The Transaction is not expected to result in any adverse change in the investment management or operations of the Fund; and Deutsche Bank does not anticipate making any material change in the manner in which investment advisory services or other services are rendered to the Fund which has the potential to have a material adverse effect upon the Fund.

         o Deutsche Bank is committed to the continuance, without interruption, of services to the Fund of at least the type and quality currently provided by Scudder and its affiliates, or superior thereto.

         o In order to retain and attract key personnel, Deutsche Bank intends to maintain overall compensation and performance incentive policies and practices at market levels or better.

         o Deutsche Bank intends to maintain the distinct brand quality of the funds managed by Scudder and is committed to strengthening and enhancing the brand and the intermediary distribution channels.

         o Deutsche Bank will promptly advise the Board of decisions materially affecting the Deutsche Bank organization as they relate to the Fund. Deutsche Bank has represented to the Board that neither this, nor any of the other above commitments, will be altered by Deutsche Bank without the Board's prior consideration.

          Deutsche Bank and Zurich Financial each assured the Board that they intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be Interested Persons of such investment adviser. The composition of the Board is in compliance with this provision of Section 15(f).Upon consummation of the Transaction, it is expected that Linda C. Coughlin, currently an Interested Director of the Board, will resign from the Board and that a senior executive of Deutsche Bank will be appointed by the Board to fill the vacancy created by Ms. Coughlin's resignation. In addition, after careful review and consideration, the Non-interested Directors of the Board determined that it would be in the best interests of the Fund to add to the Board an individual who currently acts as a non-interested board member of certain other funds managed by Deutsche Asset Management. Deutsche Bank believes, and the Board members of the Fund agreed, that these changes in the Board composition will facilitate the integration of Scudder into Deutsche Asset Management by providing perspective and insight relating to experience working with the Deutsche Bank organization. The Nominating and Governance Committee intends to consider a number of candidates and, as a result, the Non-interested Directors expect to appoint an additional Board member from those candidates who currently act as non-interested board members of funds managed by Deutsche Asset Management. If reconstituted as proposed, the Board of the Fund will continue to be in compliance with Section 15(f).

         To meet the second condition of Section 15(f), an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction, whereby the investment adviser, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

         Deutsche Bank and Zurich Financial are not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on the Fund as a result of the Transaction. Deutsche Bank and Zurich Financial have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on the Fund in connection with the Transaction. In furtherance thereof, Scudder has undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the Meeting of, the Fund's shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Fund and the Non-interested Directors. In addition, because it is possible that the Board of the Fund may hold a series of special Board meetings following the closing of the Transaction in order to facilitate the integration of the management of the Fund into Deutsche Asset Management, Scudder has undertaken to waive or reimburse the Fund a portion of its management fee payable during the first year following the closing of the Transaction to ensure that the expenses associated with such meetings would not be borne by the Funds. Furthermore, Deutsche Bank has agreed to indemnify the Fund and the Non-interested Directors for and against any liability and expenses based upon any misstatements and omissions by Deutsche Bank to the
Non-interested Directors in connection with their consideration of the Transaction.

         The Board noted that, in previously approving the continuation of the Current Investment Management Agreement, the Board had considered numerous factors, including the nature and quality of services provided by Scudder; investment performance, both of the Fund itself and relative to appropriate peer groups and one or a combination of market indices; investment management fee, expense ratios and asset size of the Fund and relative peer groups; Scudder's profitability from managing the Fund; fall-out benefits to Scudder from its relationship to the Fund, including revenues derived from services provided to the Fund by affiliates of Scudder; and the potential benefits to Scudder, the Fund and its shareholders of receiving research services from broker/dealer firms in connection with the allocation of portfolio transactions to such firms.

          In addition, in considering whether to approve the New Investment Management Agreement (the terms of which are substantially identical to the terms of the Current Investment Management Agreement for each Fund except as described below under "Differences Between the Current and New Investment Management Agreements"), the Board considered the potential benefit to the Fund of providing the Investment Manager more flexibility in structuring portfolio management services for the Fund. The Board recognized that it may be beneficial to the Fund to allow the Investment Manager to take advantage of the strengths of other entities within the Deutsche Bank organization by permitting the Investment Manager to delegate certain portfolio management services to such entities, and to do so, to the extent permissible, without incurring the expense of obtaining further shareholder approval. In addition, the Board considered that (i) any restructuring of the provision of portfolio management services provided to the Fund would require the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Non-interested Directors; and (ii) the management expenses incurred by the Fund would not be affected by any action taken to delegate services to other Deutsche Bank entities in reliance on the New Investment Management Agreement because any fees paid to a sub-adviser would be paid by the Investment Manager and not by the Fund. Scudder will retain full responsibility for the actions of any such sub-advisers.

         As a result of their review and consideration of the Transaction and the New Investment Management Agreement, at its meeting on February 4, 2002, the Board, including the Non-interested Directors of the Fund, voted unanimously to approve the New Investment Management Agreement and to recommend it to the Fund's shareholders for their approval.

Transfer Agent, Shareholder Service Agent and Principal Underwriter

         Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, computes net asset value for the Fund. State Street Bank and Trust Company
("SSB") is the transfer and dividend-paying agent. Pursuant to a services agreement with SSB, Scudder Investments Service Company ("SISC"), an affiliate of Scudder, serves as "Shareholder Service Agent" of the Fund and, as such, performs all of SSB's duties as transfer and dividend paying agent, as well as the shareholder service agent. SDI, 222 South Riverside Plaza, Chicago, Illinois 60606-5808, a subsidiary of Scudder, provides information and administrative services for shareholders of the Fund. SDI is also the principal underwriter and distributor of the Fund's shares and acts as agent of the Fund in the sale of its shares. For the Class B shares and Class C shares of the Fund, SDI receives a Rule 12b-1 distribution fee of 0.75%, and, for the Class A shares, Class B shares and Class C shares, a shareholder services fee of 0.25%, of average daily net assets of each such class. Appendix 5 sets forth for the Fund the fees paid to SFAC, SISC and SDI during the last fiscal year of the Fund.

         SFAC, SSB, SISC and SDI will continue to provide fund accounting, transfer agency, subaccounting and recordkeeping, and administrative underwriting and distribution services, respectively, to the Fund, as described above, under the current arrangements if the New Investment Management Agreement is approved. In addition, in light of the fact that the agreement with SDI will, by its terms, terminate upon the closing of the Transaction, at a meeting on February 4, 2002, the Board has unanimously approved the continuation of this agreement following the closing of the Transaction. As such, SDI will continue to provide administrative, underwriting and distribution services under the current arrangement if the New Investment Management Agreement is approved. All expenses related to the provision of these services, with the exception of the Rule 12b-1 distribution fee and shareholder services fee paid by the Fund to SDI as described above, is provided to the Fund in exchange for a unitary administrative fee, as described below.

         Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised by Scudder that have similar investment objectives to the Fund. (See Appendix 6 for information regarding the management fee rate, net assets and aggregate management fee paid for the Fund.)

Brokerage Commissions on Portfolio Transactions

          Scudder places orders for portfolio transactions on behalf of the Fund with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder may place such orders with brokers and dealers who supply brokerage and research services to Scudder or the Fund. The term "research services" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. In selecting brokers and dealers with which to place portfolio transactions for the Fund, Scudder may consider sales of shares of the Fund and of any funds managed by Scudder. The placement of portfolio transactions is supervised by Scudder. Following the closing of the Transaction, it is expected that Scudder's trading system and related brokerage policies will be conformed to those of Deutsche Bank. [Deutsche Bank has represented that its policies are similar in all material respects to those of Scudder, and that it does not expect that the types and levels of portfolio transactions/placements will materially differ than those of Scudder in the past.]

Description of the Current Investment Management Agreement

         General. Under the Current Investment Management Agreement, Scudder provides the Fund with continuing investment management services. The Investment Manager also determines which securities shall be purchased, held or sold, and what portion of the Fund's assets shall be held uninvested, subject to the Fund's Articles of Incorporation, By-Laws, the investment objectives, policies and restrictions set forth in the Fund's registration statement, the provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), and such policies and instructions as the Directors may determine.

         Investment Manager's Responsibilities. The Current Investment Management Agreement states that the Investment Manager will provide portfolio management services, place portfolio transactions in accordance with policies expressed in the Fund's registration statement, pay the Fund's office rent, render significant administrative services on behalf of the Fund (not otherwise provided by third parties) necessary for the Fund's operating as an open-end investment company including, but not limited to, preparing reports to and meeting materials for the Board and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, and to the extent appropriate, monitoring the performance of various third-party and affiliated service providers to the Fund (such as the Fund's transfer and pricing agents, fund accounting agents, custodians, accountants and others) and other persons in any capacity deemed necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC" or the "Commission") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the registration statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Fund's transfer agent; assisting in the preparation and filing of the Fund's federal, state and local tax returns; preparing and filing the Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of shares of the Fund under applicable federal and state securities laws; maintaining or causing to be maintained for the Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund; assisting in establishing accounting policies of the Fund; assisting in the resolution of accounting issues that may arise with respect to the Fund's operations and consulting with the Fund's independent accountants, legal counsel and other agents as necessary in connection therewith; establishing and monitoring the Fund's operating expense budgets; reviewing the Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting the Fund in determining the amount of dividends and distributions available to be paid by the Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Fund, as it may reasonably request, in the conduct of each applicable Fund's business, subject to the direction and control of the Board.

          Fund Expenses. Under the Current Investment Management Agreement, the Fund is responsible for other expenses, such as organizational expenses (including out-of-pocket expenses, but excluding the Investment Manager's overhead or employee costs); brokers' commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; legal, auditing and accounting expenses; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; taxes and governmental fees; the fees and expenses of the Fund's transfer agent; expenses of preparing share certificates and any other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of shares; the expenses of and fees for registering or qualifying securities for sale; compensation and expenses of Non-interested Directors; the cost of printing and distributing reports, notices and dividends to current shareholders; the fees and expenses of the Fund's accounting agent for which the Fund is responsible pursuant to its Fund Accounting Services Agreement; and the fees and expenses of the Fund's custodians, subcustodians, dividend disbursing agents and registrars.(2) The Fund may arrange to have third parties assume all or part of the expenses of sale, underwriting and distribution of shares of the Fund. The Fund is also responsible for expenses of shareholders' and other meetings, the cost of responding to shareholders' inquiries, and its expenses incurred in connection with litigation, proceedings and claims and the legal obligation it may have to indemnify officers and Directors of the Fund with respect thereto. The Fund is also responsible for the maintenance of books and records which are required to be maintained by the Fund's custodian or other agents of the Fund; telephone, telex, facsimile, postage and other communications expenses; any fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; expenses of printing and mailing prospectuses and statements of additional information of the Fund and supplements thereto to current shareholders; costs of stationery; fees payable to the Investment Manager; expenses relating to investor and public relations; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; and other expenses.

(2) Certain expenses of the Fund are currently being borne by Scudder pursuant to an administrative services agreement between Scudder and in turn, the Fund pays an annual administrative services fee to Scudder, as described in Appendix 7.

         Expenses Paid by the Investment Manager. The Investment Manager is responsible for the payment of the compensation and expenses of all Directors, officers and executive employees of the Fund (including the Fund's share of payroll taxes) who are affiliated with the Investment Manager and making available, without expense to the Fund, the services of such Directors, officers and employees as may be duly elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The Fund is responsible for the compensation and the fees and expenses (specifically including travel expenses relating to Fund business) of Directors, officers and employees not affiliated with the Investment Manager. Under the Current Investment Management Agreement, the Investment Manager also pays the Fund's share of payroll taxes, as well as expenses, such as travel expenses (or an appropriate portion thereof), of Directors and officers of the Fund who are directors, officers or employees of the Investment Manager. During the Fund's most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the Investment Manager), was paid or became payable by the Fund to any of its officers or Directors who were affiliated with the Investment Manager.

         Compensation Paid to the Investment Manager. In return for the services provided by Scudder as investment manager, and the expenses it assumes under the Current Investment Management Agreement, the Fund pays the Investment Manager a management fee which is accrued daily and payable monthly. The management fee rate for the Fund is set forth in Appendix 6.

         Liability of the Investment Manager. The Current Investment Management Agreement further provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which such Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under such Agreement.

         Termination of the Agreement. The Current Investment Management Agreement may be terminated without penalty upon sixty (60) days' written notice by either party. The Fund may agree to terminate its Current Investment Management Agreement either by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board. In addition, the Current
Investment Management Agreement may also be terminated at any time without penalty by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board if a court establishes that the Investment Manager or any of its officers or directors has taken any action resulting in a breach of the Investment Manager's covenants under the Investment Management Agreement. As stated above, the Current Investment Management Agreement automatically terminates in the event of its assignment.

Additional Information About the Current Agreement

         The Current Investment Management Agreement is dated September 3, 1999 and was last approved by the Directors and the shareholders of the Fund on [ ] and [ ], respectively.

The New Investment Management Agreement

          The New Investment Management Agreement for the Fund will be dated as of the date of the consummation of the Transaction, which is expected to occur in the first half of 2002. The New Investment Management Agreement will be in effect for an initial term ending on September 30, 2002 (the same term as would apply under the Current Investment Management Agreement but for the Transaction), and may be continued thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" (as defined below under "Additional Information") of the Fund, or by the Board and, in either event, the vote of a majority of the Non-interested Directors, cast in person at a meeting called for such purpose. In the event that shareholders of the Fund do not approve the New Investment Management Agreement, the Current Investment Management Agreement will terminate if the Transaction is consummated. In such event, the Board will take such action, if any, as it deems to be in the best interests of the Fund and its shareholders, including (without limitation) re-submitting this Proposal for shareholder approval or entering into an interim investment management agreement with Scudder. In the event the Transaction is not consummated, Scudder will continue to provide services to the Fund in accordance with the terms of the Current Investment Management Agreement for such periods as may be approved at least annually by the Board, including a majority of the Non-interested Directors.

Differences Between the Current and New Investment Management Agreement

          The terms of the New Investment Management Agreement are substantially identical to the terms of the Current Investment Management Agreement, except that the New Investment Management Agreement would authorize the Investment Manager to delegate certain portfolio management services with respect to all or a portion of the assets of the Fund to any advisory entity that the Investment Manager controls, is controlled by, or is under common control with, to the extent permissible by law, and to establish the fees to be paid for such services, provided that the Investment Manager obtains the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Non-interested Directors. Shareholders of the Fund affected by any such delegation would receive prompt notice of this change following approval by the Board. The management fee rate paid by the Fund would not change as a result of any such delegation; all fees paid to the sub-adviser would be paid by the Investment Manager. The Investment Manager will retain full responsibility for the actions of any such sub-advisers.

         The investment management fee rate paid by the Fund under the New Investment Management Agreement are the same as that currently in effect.

   The Directors of the Fund unanimously recommend that shareholders of the Fund vote FOR the approval of the New Investment Management Agreement.

    Proposal 3: Approval of a New Sub-Advisory Agreement with Deutsche Asset
                     Management Investment Services Limited

         Scudder has proposed entering into a sub-advisory agreement (the "Sub-Advisory Agreement"), on behalf of the Fund, with Deutsche Asset Management Investment Services Limited ("DeAMIS") pursuant to which DeAMIS would furnish information, investment recommendations, advice and assistance to Scudder. The
Sub-Advisory Agreement was unanimously approved by the Board of Directors, including each Non-interested Director, at a meeting held on February 4, 2002. A form of Sub-Advisory Agreement is attached hereto as Exhibit C. A description of the Sub-Advisory Agreement is set forth below and is qualified in its entirety by reference to Exhibit C.

         It is anticipated that following the closing of the Transaction, the portfolio management team that is responsible for managing all or a portion of the Fund's assets will transition from the United States to London and will become employees of DeAMIS. It is expected that this transition will allow the portfolio management team to access the global reach of Deutsche Asset Management more effectively.

         Following the closing of the Transaction, a certain amount of time will be necessary to permit Scudder and Deutsche Asset Management to prepare and institute the necessary arrangements for the portfolio managers to transition to DeAMIS. As such, the Sub-Advisory Agreement will go into effect at a time to be determined following the closing of the Transaction (and in any case not more than two years following such date) upon the approval of the Board and its Non-interested Directors. In addition, the fees to be paid to DeAMIS will at that time be determined, again upon the approval of the Board and its Non-interested Directors. Any such fees payable under the Sub-Advisory Agreement are paid by Scudder and have no effect on management fees paid by the Fund to Scudder pursuant to the Investment Management Agreement. In no case will the sub-advisory fees paid to DeAMIS by Scudder be greater than those paid by the Fund to Scudder pursuant to the Investment Management Agreement.

         The Sub-Advisory Agreement as unanimously approved by the Board is now being submitted for approval by the shareholders of the Fund. If it is approved by the shareholders of the Fund, the Sub-Advisory Agreement would continue in effect until [the next September 30 following its date of effectiveness] unless earlier terminated, and will continue from year to year thereafter, subject to approval annually by the Board or by a vote of a majority of the outstanding voting securities of the Fund, and also, in either event, approval by a majority of the Board's Non-Interested Directors at a meeting called for the purpose of voting on such approval. If the shareholders of the Fund should fail to approve the Sub-Advisory Agreement, the Board will take such action, if any, as it considers to be in the best interests of the Fund.

Board Considerations

         On February 4, 2002, the Board, including the Non-interested Directors, of the Fund unanimously voted to approve the Sub-Advisory Agreement proposed by Scudder and to recommend its approval to the shareholders of the Fund.

         [In considering whether to approve the New Sub-Advisory Agreement and to recommend their approval to shareholders, the Board considered similar factors to those it considered in approving the New Investment Management Agreement, to the extent applicable. (See Proposal 2 for more information regarding the Board's evaluation.) In addition, the Board considered the recommendation of Scudder and various information and materials provided by each of Scudder and DeAMIS. The Board also considered that approval of the Sub-Advisory Agreement would not result in significant changes to the portfolio management team responsible for the Fund. As discussed above, the Sub-Advisory Agreement will allow the portfolio managers to integrate with DeAMIS' London facilities. Furthermore, the Board considered that approval of the Sub-Advisory Agreement would not affect management fees paid by the Fund.]

         [The Board was told [by representatives of Deutsche Bank] that the deferral in implementing the Sub-Advisory Agreement is needed to permit Scudder and Deutsche Asset Management a sufficient amount of time to plan, prepare and institute the necessary arrangements for the transition of portfolio management teams to DeAMIS. Scudder also emphasized to the Board that the Sub-Advisory Agreement would be implemented only upon the approval of the Fund's Non-interested Directors based on information they then deemed adequate and necessary to consider these arrangements, including the sub-advisory fee to be paid under the Agreement.]

         The  Board,  including  the  Non-interested   Trustees,   unanimously
recommends that shareholders of the Fund vote in favor of the approval of the Sub-Advisory Agreement.

Description of the Sub-Advisory Agreement

         Under the Sub-Advisory Agreement, DeAMIS will provide sub-advisory services relating to the management of the Fund's assets, including developing, recommending and implementing an investment program and strategy for the Fund, providing research and analysis relative to the investment program and investments of the Fund, determining which securities should be purchased and sold, monitoring on a continuing basis the performance of the portfolio securities of the Fund to meet its stated investment objective and placing orders for execution of the Fund's portfolio transactions. DeAMIS is required to provide reports upon request on portfolio transactions and reports on assets held in the Fund and will also inform Scudder and the officers and Directors of the Fund on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Fund.

         Pursuant to the Sub-Advisory Agreement, DeAMIS, at its expense, will furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under the Agreement. Also pursuant to the Sub-Advisory Agreement, Scudder and the Fund will assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by DeAMIS pursuant to the Agreement. DeAMIS will pay its own organizational, operational and business expenses but will not be obligated to pay any expenses of Scudder or the Fund.

         As noted above, the sub-advisory fee payable under the Sub-Advisory Agreement would be paid by the Investment Manager, not the Fund, and will be set, and may vary from time to time thereafter, subject to the approval of the Fund's Board, including a majority of the Non-interested Directors.

         The Sub-Advisory Agreement provides that DeAMIS shall not be liable for any error of judgment or law or for any loss suffered by the Fund or Scudder in connection with the matters to which the Sub-Advisory Agreement relates, except loss resulting from willful misconduct, bad faith or gross negligence on the part of DeAMIS in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

         The Sub-Advisory Agreement provides that DeAMIS agrees to indemnify and hold harmless Scudder against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Scudder may become subject arising out of or as a result of certain breaches by DeAMIS of its responsibilities under the Sub-Advisory Agreement. Similarly, Scudder agrees to indemnify and hold harmless DeAMIS against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which DeAMIS may become subject arising out of or as a result of certain breaches by Scudder of its responsibilities under the Sub-Advisory Agreement or the Investment Management Agreement.

         The Sub-Advisory Agreement may be terminated without penalty at any time by the Directors, by vote of a majority of the outstanding voting securities of the Fund, or by Scudder or by DeAMIS upon 60 days' written notice, and will automatically terminate in the event of its assignment by either party to the Agreement, as defined in the 1940 Act, or upon termination of the New Investment Management Agreement with the Fund. In addition, Scudder or the Fund may terminate the Sub-Advisory Agreement upon immediate notice if DeAMIS becomes statutorily disqualified from performing its duties under the Agreement or otherwise is legally prohibited from operating as an investment adviser.

         The Sub-Advisory Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all the parties to the Agreement.

Information about DeAMIS

         DeAMIS, with headquarters at One Appold Street, London, EC2A 2UU, England, provides a full range of international investment advisory services to institutional and retail clients, and as of December 31, 2001, managed more than $6 billion in assets. DeAMIS is an indirect wholly-owned subsidiary of Deutsche Bank.

         The principal occupations of each director and principal executive officer of DeAMIS are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at DeAMIS, is One Appold Street, London, EC2A 2UU, England. No Directors or officers of the Fund are employees, officers, directors or shareholders of DeAMIS.

         Alexander Tedder.  Director, DeAMIS.

         Richard Charles Wilson.  Director, DeAMIS.

         Annette Jane Fraser.  Chief Executive Officer, DeAMIS.

         Stephen John Maynard.  Finance Officer, DeAMIS.

         Matthew Alan Linsey.  Director, DeAMIS.

         Adrian Dyke.  Secretary, DeAMIS.

         Exhibit D sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or sub-advised by DeAMIS that have similar investment objectives to the Fund.

Brokerage Commissions on Fund Transactions

         DeAMIS will place all orders for portfolio transactions of the Fund's securities. In selecting brokers and dealers with which to place portfolio transactions for the Fund, DeAMIS may consider its affiliates and also firms that sell shares of mutual funds advised by DeAMIS or recommend the purchase of such funds. When it can be done consistently with the policy of obtaining the most favorable net results, DeAMIS may place such orders with brokers and dealers who provide market, statistical and other research information to the Fund or DeAMIS. DeAMIS is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. The placement of portfolio transactions is supervised by DeAMIS.

Required Vote

         Approval of the Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of the Fund.

      The Directors of the Fund unanimously recommend that shareholders of the Fund vote FOR the approval of the New Sub-Advisory Agreement.

             Proposal 4: To Approve Certain Amendments to the Fund's
                            Articles of Incorporation

Outline of Proposal

         In 1999, the Fund's then shareholders of record approved the Fund's conversion from a closed-end investment company to an open-end investment company. Although the conversion was approved and occurred in 1999, a shareholder's vote to amend the Fund's Articles of Incorporation removing features common to a closed-end investment company did not obtain the required 75% of the votes entitled to be cast by shareholders. The Board, however, believes that amendments to the Fund's Articles of Incorporation to remove these features is appropriate and in the best interest of the Fund and shareholders. Accordingly, the Board recommends that shareholders approve amendments to the Articles of Incorporation eliminating provisions that: (i) limit the ability of other entities and persons to acquire control of the Fund; (ii) limit the Fund's freedom to engage in certain transactions; and (iii) limit the ability of the Fund's shareholders to effect changes in the Fund's Board. These provisions are "anti-takeover provisions." Shareholders are asked to approve amendments to the Articles of Incorporation to eliminate them because the need for "anti-takeover" provisions no longer exists now that the Fund has been converted to an open-end investment company.

         Proposal 4 specifically asks the shareholders to approve amendments to the Fund's Articles of Incorporation to (a) declassify the Board, (b) eliminate super-majority voting requirements and provisions that limit the ability of others to acquire control of the Fund as well as the Fund's freedom to engage in particular transactions, and (c) eliminate the requirement that the number of Directors not exceed twelve and that Directors may only be removed by the affirmative vote of 75% of the votes entitled to be cast for the election of Directors. Changes to these provisions may only be effectuated by the affirmative vote of 75% of the votes entitled to be cast by shareholders.

         A copy of the proposed Amended and Restated Articles of Incorporation, which reflects the amendments contemplated by this Proposal, is attached to this Proxy Statement as Exhibit E.

         The Fund's shareholders are being asked to approve an amendment declassifying the Board. Currently, the Fund's Articles of Incorporation provide that the Board will be divided into three classes of Directors. According to the relevant provision of the Fund's Articles of Incorporation, the term of office of the first class expired on the date of the second annual meeting of shareholders, the term of office of the second class expired on the date of the third annual meeting of shareholders and the term of office of the third class expired on the date of the fourth annual meeting of shareholders. Upon the expiration of the term of the office of each class, the Directors in such class are elected for a term of three years to succeed the Directors whose terms of office expire. The current provisions for a classified Board have the effect of making the removal of incumbent Directors more difficult and time consuming. In general, when a corporation has a classified board of directors, more than one annual meeting of shareholders will be required to effect a change in a majority of the board of directors.

         Elimination of the provisions in the Articles of Incorporation creating a classified Board will permit the Fund to dispense with annual shareholders' meetings, except when required by law to hold such meetings. Maryland corporate law provides that, if the articles of incorporation or by-laws of either an open-end or closed-end fund registered under the 1940 Act so provides, then the fund is not required to hold an annual shareholders' meeting in any year in which the election of directors is not required to be acted upon under the 1940 Act. The Articles of Incorporation and By-Laws of the Fund do not so provide. However, the Board anticipates amending the By-Laws, to go into effect if this Proposal is approved and implemented, to provide that the Fund will not be required to hold an annual meeting in any year in which the election of Directors is not required to be acted upon under the 1940 Act. The Fund does not intend to hold annual meetings in any year in which it is not so required. By not having to hold annual shareholders' meetings, the Fund would save the costs of preparing proxy materials and soliciting shareholders' votes on the usual proposals contained therein. Based on the number of outstanding shares and shareholders as of the date of this Proxy Statement, such costs could aggregate approximately $[40,000] per year.

         The  Fund  would   nevertheless  be  required  to  hold  a  meeting  of
shareholders when shareholder approvals are necessary under the 1940 Act or Maryland law. Under the 1940 Act, the Fund would be required to hold a shareholder meeting if the number of Directors elected by the shareholders was less than a majority of the total number of Directors, to fill vacancies if less than two-thirds of the Directors then holding office have been elected by the shareholders, or if a change were sought in the fundamental investment policies of the Fund or in the Investment Management Agreement. Maryland law requires the Secretary to call a special meeting of shareholders when requested in writing to do so by the shareholders entitled to cast at least 25% of all the votes entitled to be cast at the special meeting; provided, however, that, unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the special meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at a special meeting of the shareholders held during the preceding twelve months. In addition, under the 1940 Act, the Fund will be required to call a special meeting of shareholders to remove Directors if requested by shareholders entitled to cast 10% of the votes entitled to be cast at the meeting.

         The shareholders are also being asked to approve an amendment to the Articles of Incorporation that would eliminate the requirement that the number of Directors shall never be more than 12, as well as the requirement that a Director may be removed only by the affirmative vote of 75% of the votes entitled to be cast for the election of Directors. This vote is higher than the majority vote required under the Maryland General Corporation Law in the absence of a charter provision providing otherwise.

         In addition, the shareholders are being asked to approve an amendment to the Articles of Incorporation to remove certain provisions that limit the Fund's ability to consolidate with or merge with or into another corporation or to voluntarily liquidate or dissolve. Under the Articles of Incorporation, the affirmative vote of 75% (which is higher than that otherwise required under Maryland law or the 1940 Act) of the votes entitled to be cast by shareholders of the Fund is currently required (unless 75% of the Continuing Directors(3) approve in which case the affirmative vote of the holders of a majority of the outstanding shares of the Fund would be required) to authorize: (i) a merger or consolidation or share exchange of the Fund with or into another corporation;
(ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any twelve month period) to or with any other person of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions of the Fund effected in the ordinary course of the Fund's business; (iii) the issuance or transfer by the Fund (in one transaction or a series of transactions in any twelve month period) of any securities of the Fund to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more excluding (x) sales of any securities of the Fund in connection with a public offering thereof, (y) issuances of any securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund and (z) issuances of any securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund; or (iv) a voluntary liquidation or dissolution of the Fund.

(3) A "Continuing Director" is any member of the Board of Directors of the Fund who (i) is not a person or affiliate of a person who enters or proposes to enter into a "Business Combination" (as defined in the Fund's current Articles of Incorporation) with the Fund (an "Interested Party") and (ii) has been a member of the Board of Directors of the Fund for a period of at least 12 months, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Fund.

         These "anti-takeover" provisions were intended to have the effect of making it more difficult and time-consuming to change majority control of the Board without its consent and thus to reduce the Fund's vulnerability to an unsolicited takeover proposal and to render more difficult the accomplishment of a merger or the assumption of control by a shareholder. The conversion of the Fund to an open-end investment company eliminated the need for these precautionary measures. Therefore, the Board has considered and approved, subject to shareholder approval, the amendments to the Articles of Incorporation eliminating the "anti-takeover" provisions.

         The following chart summarizes the key differences between the Fund's current Articles of Incorporation and the Amended Articles as discussed in this Proposal.

                                   Current Articles                         Amended Articles

Shareholder Voting                 Majority voting on most matters;         Super-majority voting requirements
                                   Super-majority vote (i.e., 75%)          eliminated; Substantially all
                                   necessary to approve mergers,            matters that require shareholder
                                   reorganizations and other "business      approval to be decided by a majority
                                   combinations" and dissolutions           vote
                                   unless approved by the "Continuing
                                   Directors" of the Fund, in which
                                   case a majority vote would required,
                                   and to amend certain provisions of
                                   the Articles

Structure of Board of Directors    Classified (staggered) Board divided     Eliminate classified structure, the
                                   into 3 classes, each class having a      limitation in number of Directors
                                   term of 3 years; Maximum number of       and the super-majority (i.e., 75%)
                                   Directors is twelve and Directors        vote necessary to remove Directors
                                   may only be removed upon the
                                   affirmative vote of 75% of the
                                   shareholders

Annual Shareholder Meetings        Required to elect Directors              No longer required unless the
                                                                            Directors must be elected by the
                                                                            shareholders in accordance with the
                                                                            1940 Act

Required Vote

         Approval of the proposed amendments to the Articles of Incorporation pursuant to this Proposal 4 requires the affirmative vote of 75% of the votes entitled to be cast by shareholders.

   The Directors of the Fund unanimously recommend that the shareholders of the Fund vote FOR approval of the amendments to the Articles of Incorporation.

            Proposal 5: Ratification or Rejection of the Selection of
                              Independent Auditors

         The Board, including all of the Non-interested Directors, has selected Ernst & Young LLP ("E&Y") to act as independent auditors of the Fund with respect to its financial statements for its most recently completed fiscal year and recommends that shareholders ratify such selection. E&Y has served the Fund in this capacity since the Fund was organized [and has no direct or indirect financial interest in the Fund except as independent auditors]. One or more representatives of E&Y are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions posed by shareholders or management.

         The table provided in Appendix 8 shows the fees paid to E&Y by the Fund during the Fund's most recent fiscal year. The information in the column "Audit Fees" shows the amounts paid for professional services rendered for the audit of the Fund's annual financial statements for its most recent fiscal year. The fees disclosed under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" include aggregate fees billed for services rendered, if any, during the most recent calendar year to the Fund, Scudder and all entities controlling, controlled by, or under common control with Scudder that provide services to that Fund.

         The Audit Committee will review, at least annually, whether E&Y's receipt of non-audit fees from the Fund and other Funds advised by Scudder, Scudder and all entities controlling, controlled by, or under common control with Scudder that provide services to the Fund is compatible with maintaining E&Y's independence.

 The Directors of the Fund unanimously recommend that shareholders of the Fund vote FOR the ratification of the selection of E&Y as independent auditors.

                             Additional Information

General

          The cost of preparing, printing and mailing the enclosed proxy card and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

         Any shareholder of the Fund giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Fund, c/o Zurich Scudder Investments, Inc., at the address for the Fund shown at the beginning of this Proxy Statement) or in person at a Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of each Proposal referred to in the Proxy Statement.

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

         Approval of Proposal 1 requires the affirmative vote of a plurality of the shares of the Fund voting at the Meeting (i.e., the four nominees receiving the greatest number of votes will be elected). Approval of Proposals 2 and 3 requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities," as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (i) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund. Approval of Proposal 4 requires the affirmative vote of 75% of the outstanding voting securities of the Fund. Approval of Proposal 5 requires the affirmative vote of a majority of the shares of the Fund voting at the Meeting.

         Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for Proposals 1 and 5. Abstentions will have the effect of a "no" vote on Proposals 2, 3 and 4. Broker non-votes will have the effect of a "no" vote for Proposals 2 and 3 if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Fund. Broker non-votes will not constitute "yes" or "no" votes for Proposals 2 and 3 and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of a Fund present at a Meeting. Broker non-votes will have the effect of a "no" vote for Proposal 4. Broker non-votes are not likely to be relevant with respect to Proposals 1, 2, 3 and 5 because the Fund has been advised by the New York Stock Exchange that each of those Proposals involves matters that the New York Stock Exchange considers to be routine and within the discretion of brokers to vote if no customer instructions are received.

         If shareholder approval is not obtained prior to the closing of the Transaction, Scudder would propose to enter into an interim advisory agreement with the Fund, pursuant to Rule 15a-4 under the 1940 Act. The interim agreement, which would take effect upon completion of the acquisition of Scudder by Deutsche Bank, would be in substantially the same form as the New Investment Management Agreement, but would not include the new provisions regarding flexibility in managing assets and would include special provisions required by Rule 15a-4, including:

         o        a maximum term of 150 days;

         o a provision that the Board or holders of a majority of the Fund's shares may terminate the agreement at any time without penalty on not more than 10 days' written notice; and

         o a provision that the compensation earned by Scudder under the agreement would be held in an interest-bearing escrow account until shareholder approval of the New Investment Management Agreement is obtained, after which the amount in the escrow account (together with any interest) would be paid to Scudder.

         If the Fund, relying on Rule 15a-4, has not received the requisite shareholder approval for the New Investment Management Agreement within 150 days after completion of the acquisition of Scudder by Deutsche Bank, fees (less reasonable expenses) would be returned and the Board will consider other appropriate arrangements subject to approval in accordance with the 1940 Act.

         Holders of record of the shares of the Fund at the close of business on February 8, 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of the Meeting. As of [ ], the Fund had [ ] shares outstanding.

         To the best of the Fund's knowledge, as of [ ], 2001, no person owned beneficially more than 5% of the Fund's outstanding shares, except as stated in Appendix 9.

         Appendix 1 lists the amount of shares and dollar range of the Fund owned directly or beneficially by the Directors of the Fund's Board.

         Georgeson Shareholder Communications, Inc. ("Georgeson") has been engaged to assist in the solicitation of proxies, at an estimated cost of $[ ] plus expenses. As the Meeting date approaches, certain shareholders of the Fund may receive a telephone call from a representative of Georgeson if their votes have not yet been received. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Directors believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

         In all cases where a telephonic proxy is solicited, the Georgeson representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Georgeson representative is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Georgeson, then the Georgeson representative has the responsibility to explain the process, read the Proposals listed on the proxy card and ask for the shareholder's instructions on each Proposal. Although the Georgeson representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Georgeson will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call Georgeson immediately if his or her instructions are not correctly reflected in the confirmation.

         Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting. These options require shareholders to input a control number which is located on each voting instruction card. After inputting this number, shareholders will be prompted to provide their voting instructions on each Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

         If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card, they may contact Georgeson toll free at (866) 515-0333. Any proxy given by a shareholder is revocable until voted at the Meeting.

Shareholder Proposals for Subsequent Meetings

         Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of the Fund, c/o Zurich Scudder Investments, Inc., at the address for the Fund shown at the beginning of this Proxy Statement, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meeting

         The Board is not aware of any matters that will be presented for action at the Meeting other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board,


John Millette
Secretary

                        INDEX OF EXHIBITS AND APPENDICES


EXHIBIT A:   FORM OF NEW INVESTMENT MANAGEMENT AGREEMENT

EXHIBIT B:   MANAGEMENT FEE RATES FOR FUNDS ADVISED BY SCUDDER WITH SIMILAR
             INVESTMENT OBJECTIVES

EXHIBIT C:   FORM OF SUB-ADVISORY AGREEMENT

EXHIBIT D:   INFORMATION REGARDING OTHER FUNDS ADVISED OR SUB-ADVISED BY DEAMIS

EXHIBIT E:   ARTICLES OF AMENDMENT AND RESTATEMENT OF THE FUND

APPENDIX 1:  FUND SHARES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

APPENDIX 2:  OFFICERS

APPENDIX 3:  INFORMATION REGARDING SCUDDER

APPENDIX 4:  PROPOSED PORTFOLIO MANAGER CHANGES

APPENDIX 5:  FEES PAID TO SFAC, SISC AND SDI

APPENDIX 6:  FUND MANAGEMENT FEE RATES, NET ASSETS
             AND AGGREGATE MANAGEMENT FEES

APPENDIX 7:  ADMINISTRATIVE SERVICES FEES

APPENDIX 8:  FEES PAID TO INDEPENDENT AUDITORS OF THE FUND

APPENDIX 9:  BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

                                    Exhibit A

                                     Form of
                       New Investment Management Agreement




                          Scudder New Europe Fund, Inc.
                            222 South Riverside Plaza
                             Chicago, Illinois 60606


                                                                    [Date], 2002

Zurich Scudder Investments, Inc.
345 Park Avenue
New York, New York 10154

                         Investment Management Agreement
                          Scudder New Europe Fund, Inc.

Ladies and Gentlemen:

      Scudder New Europe Fund, Inc. (the "Fund") has been established as a Maryland corporation to engage in the business of an investment company. Pursuant to the Fund's Articles of Incorporation, as amended and restated from time to time (the "Articles"), the Board of Directors is authorized to issue the Fund's shares of common stock (the "Shares") in separate series or classes. The Board of Directors has authorized five classes of shares. Additional series or classes may be established from time to time by action of the Directors.

      The Fund, has selected you to act as the investment manager of the Fund and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Fund agrees with you as follows:

      1. Delivery of Documents. The Fund engages in the business of investing and reinvesting the assets in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") included in the Fund's Registration Statement on Form N-1A, as amended from time to time, (the "Registration Statement") filed by the Fund under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Fund. The Fund has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Fund:

         (a)      The Articles, as amended and restated to date.

         (b)      By-Laws  of the  Fund as in  effect  on the date  hereof  (the
                  "By-Laws").

         (c) Resolutions of the Directors of the Fund and the shareholders of the Fund selecting you as investment manager and approving the form of this Agreement.

      The Fund will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

      2. Portfolio Management Services. As manager of the assets of the Fund, you shall provide continuing investment management of the assets of the Fund in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Fund's Board of Directors. In connection therewith, you shall use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Fund shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Fund in accordance with the requirements set forth in this section 2, you shall be entitled to receive and act upon advice of counsel to the Fund. You shall also make available to the Fund promptly upon request all of the Fund's investment records and ledgers as are necessary to assist the Fund in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

      You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Fund policies as expressed in the Registration Statement. You shall determine what portion of the Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

      You shall furnish to the Fund's Board of Directors periodic reports on the investment performance of the Fund and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Fund's officers or Board of Directors shall reasonably request.

      3. Delegation of Portfolio Management Services. Subject to the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the 1940 Act, you may, through a sub-advisory agreement or other arrangement, delegate to any other company that you control, are controlled by, or are under common control with, or to specified employees of any such companies, or to more than one such company, certain of your duties enumerated in section 2 hereof; provided, that you shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve you of any of your obligations hereunder.

      Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by you under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by you, subject to the prior approval of a majority of the members of the Fund's Board of Directors, including a majority of the Directors who are not "interested persons," as defined in the 1940 Act.

      4. Administrative Services. In addition to the portfolio management services specified above in section 2, you shall furnish at your expense for the use of the Fund such office space and facilities in the United States as the Fund may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Fund administrative services on behalf of the Fund necessary for operating as an open-end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Fund's Board of Directors and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Fund's transfer agent; assisting in the preparation and filing of the Fund's federal, state and local tax returns; preparing and filing the Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of the Fund under applicable federal and state securities laws; maintaining or causing to be maintained for the Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund; assisting in establishing the accounting policies of the Fund; assisting in the resolution of accounting issues that may arise with respect to the Fund's operations and consulting with the Fund's independent accountants, legal counsel and the Fund's other agents as necessary in connection therewith; establishing and monitoring the Fund's operating expense budgets; reviewing the Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting the Fund in determining the amount of dividends and distributions available to be paid by the Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Fund or any other person not a party to this Agreement which is obligated to provide services to the Fund.

      5. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, you shall pay the compensation and expenses of all Directors, officers and executive employees of the Fund (including the Fund's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Fund, the services of such of your directors, officers and employees as may duly be elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 2 hereof and the administrative services described in section 4 hereof.

      You shall not be required to pay any expenses of the Fund other than those specifically allocated to you in this section 5. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's Directors and officers as are directors, officers or employees of you whose services may be involved, for the following expenses of the Fund: organization expenses of the Fund (including out-of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Fund's custodian or other agents of the Fund; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's accounting agent for which the Fund is responsible pursuant to the terms of the Fund Accounting Services Agreement, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 5, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Fund; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of the Fund for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Fund business) of Directors, officers and employees of the Fund who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of the Fund and supplements thereto; costs of stationery; any litigation expenses; indemnification of Directors and officers of the Fund; and costs of shareholders' and other meetings.

      You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of the Fund if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of the Fund's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Fund shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Fund (or some other party) shall assume some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Fund (or some other party) pursuant to such a plan.

      6. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 2, 3, 4, and 5 hereof, the Fund shall pay you in United States Dollars on the last day of each month the unpaid balance of a fee equal to the excess of (a) [see Appendix 6 to this Proxy Statement for the investment management fee rate paid by the Fund]; over
(b) any compensation waived by you from time to time (as more fully described below). You shall be entitled to receive during any month such interim payments of your fee hereunder as you shall request, provided that no such payment shall exceed 75 percent of the amount of your fee then accrued on the books of the Fund and unpaid.

      The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the Articles and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 6.

      You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

      7. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Fund, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund's account with brokers or dealers selected by you in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

      Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Fund. Whenever the Fund and one or more other accounts or investment companies advised by you have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by you to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by you to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.

      8. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Fund agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Fund or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder.

      9. Duration and Termination of This Agreement. This Agreement shall remain in force until September 30, 2002, and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

      This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Fund's Board of Directors on 60 days' written notice to you, or by you on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment.

      This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that you or any of your officers or directors has taken any action which results in a breach of your covenants set forth herein.

      10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.

       11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

      This Agreement shall be construed in accordance with the laws of The State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Fund to fail to comply with the requirements of Subchapter M of the Code.

      This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Fund.

      If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                                 Yours very truly,


                                 Scudder New Europe Fund, Inc.

                                 By:
                                       Vice President

      The foregoing Agreement is hereby accepted as of the date hereof.

                                 Zurich Scudder Investments, Inc.

                                 By:
                                       President

                                    Exhibit B
                Management Fee Rates For Funds Advised by Scudder
                       with Similar Investment Objectives

             Fund                             Objective                     Fee Rate+                   Net Assets

Asset Allocation Funds Series

Scudder Pathway Series:  Growth         Long-term growth of         There will be no fee as the        $237,107,578
 Portfolio                              capital.                    Investment Manager will
                                                                    receive a fee from the
                                                                    underlying funds.
U.S. Equity/Growth Style Funds

Scudder 21st  Century Growth Fund       Long-term growth of         0.750% to $500 million             $318,528,621
                                        capital by investing in     0.700% next $500 million
                                        common stocks of emerging   0.650% over $1 billion[++]
                                        growth companies that the
                                        advisor believes are
                                        poised to be leaders in
                                        the new century.

Scudder Aggressive Growth Fund          Capital appreciation        Base investment management         $159,724,463
                                        through the use of          fee of 0.650% of net assets
                                        aggressive investment       plus or minus an incentive
                                        techniques.                 fee based upon the investment
                                                                    performance of the Fund's
                                                                    Class A shares as compared with
                                                                    the performance of the Standard
                                                                    & Poor's 500 Stock Index, which
                                                                    may  result  in  a  total  fee
                                                                    ranging  from 0.450% to 0.850%
                                                                    of net assets

Scudder Blue Chip Fund                  Growth of capital and       0.580% to $250 million             $786,528,057
                                        income.                     0.550% next $750 million
                                                                    0.530% next $1.5 billion
                                                                    0.510% next $2.5 billion
                                                                    0.480% next $2.5 billion
                                                                    0.460% next $2.5 billion
                                                                    0.440% next $2.5 billion
                                                                    0.420% over $12.5 billion

Scudder Capital Growth Fund             Long-term capital growth    0.580% to $3 billion               $1,671,706,984
                                        while actively seeking to   0.555% next $1 billion
                                        reduce downside risk        0.530% over $4 billion
                                        compared with other
                                        growth mutual funds.

Scudder Development Fund                Long-term capital           0.850% to $1 billion               $445,769,912
                                        appreciation by investing   0.800% next $500 million
                                        primarily in U.S.           0.750% over $1.5 billion
                                        companies with the
                                        potential for
                                        above-average growth.

Scudder Focus Growth Fund               Long-term growth of         0.700% to $250 million            $1,660,237
                                        capital.                    0.670% next $750 million
                                                                    0.650% next $1.5 billion
                                                                    0.630% over $2.5 billion++

Scudder Focus Value+Growth Fund         Growth of capital through   0.720% to $250 million            $120,916,447
                                        a portfolio of growth and   0.690% next $750 million
                                        value stocks.               0.660% next $1.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.600% next $2.5 billion
                                                                    0.580% next $2.5 billion
                                                                    0.560% next $2.5 billion
                                                                    0.540% over $12.5 billion

Scudder Growth Fund                     Growth of capital through   0.580% to $250 million            $1,520,557,389
                                        professional management     0.550% next $750 million
                                        and diversification of      0.530% next $1.5 billion
                                        investments in securities   0.510% next $2.5 billion
                                        that the investment         0.480% next $2.5 billion
                                        manager believes have the   0.460% next $2.5 billion
                                        potential for capital       0.440% next $2.5 billion
                                        appreciation.               0.420% over $12.5 billion

Scudder Health Care Fund                Long-term growth of         0.850% to $500 million            $235,718,201
                                        capital by investing at     0.800% over $500 million
                                        least 80% of total assets
                                        in common stocks
                                        companies in the health
                                        care sector.

Scudder Large Company Growth Fund       Long-term growth of         0.700% to $1.5 billion            $955,238,753
                                        capital by investing at     0.650% next $500 million
                                        least 65% of its assets     0.600% over $2 billion
                                        in large U.S. companies
                                        (those with a market
                                        value of $1 billion or
                                        more).

Scudder Research Fund                   Long-term growth of         0.700% to $250 million            $3,163,209
                                        capital.                    0.670% next $750 million
                                                                    0.650% next $1.5 billion
                                                                    0.630% over $2.5 billion++

Scudder Select 500 Fund                 Long-term growth and        0.500% to $500 million            $36,402,564
                                        income by investing at      0.475% next $500 million
                                        least 80% of total assets   0.450% over $1 billion++
                                        in common stocks of
                                        companies that are
                                        included in the Standard
                                        & Poor's Composite Stock
                                        Price Index (S&P 500
                                        index).

Scudder Select 1000 Growth Fund         Long-term growth by         0.500% to $500 million            $23,922,571
                                        investing at least 80% of   0.475% next $500 million
                                        total assets in common      0.450% over $1 billion++
                                        stocks of companies that
                                        are included in the
                                        Russell 1000 Growth Index.

Scudder Dynamic Growth Fund             Maximum appreciation of     Base investment management        $405,852,514
                                        investors' capital.         fee of 0.650% of net assets
                                                                    plus or minus an incentive
                                                                    fee based upon the investment
                                                                    performance of the Fund's Class
                                                                    A shares as compared with the
                                                                    performance of the Standard &
                                                                    Poor's 500 Stock Index, which
                                                                    may result in a total fee
                                                                    ranging from 0.350% to 0.950%
                                                                    of net assets

Scudder Small Company Stock             Long-term capital growth    0.750% to $500 million            $75,479,138
 Fund                                   while actively seeking to   0.700% next $500 million
                                        reduce downside risk as     0.650% over $1  billion
                                        compared with other
                                        small company stock funds.

Scudder Technology Fund                 Growth of capital.          0.580% to $250 million            $2,151,276,379
                                                                    0.550% next $750 million
                                                                    0.530% next $1.5 billion
                                                                    0.510% next $2.5 billion
                                                                    0.480% next $2.5 billion
                                                                    0.460% next $2.5 billion
                                                                    0.440% next $2.5 billion
                                                                    0.420% over $12.5 billion

Scudder Technology Innovation Fund      Long-term growth of         0.850% to $500 million            $412,185,994
                                        capital by investing at     0.800% next $500 million
                                        least 80% of total assets   0.750% next $500 million
                                        in common stocks of         0.700% next $500 million
                                        companies in the            0.650% over $2 billion
                                        technology sector.

Scudder Total Return Fund               Highest total return, a     0.580% to $250 million            $2,872,748,836
                                        combination of income and   0.550% next $750 million
                                        capital appreciation,       0.530% next $1.5 billion
                                        consistent with             0.510% next $2.5 billion
                                        reasonable risk.            0.480% next $2.5 billion
                                                                    0.460% next $2.5 billion
                                                                    0.440% next $2.5 billion
                                                                    0.420% over $12.5 billion

U.S. Equity/Value Style Funds

Scudder Contrarian Fund                 Long-term capital           0.750% to $250 million            $213,387,619
                                        appreciation, with          0.720% next $750 million
                                        current income as a         0.700% next $1.5 billion
                                        secondary objective.        0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

Scudder-Dreman Financial                Long-term capital           0.750% to $250 million            $174,377,929
 Service Fund                           appreciation by investing   0.720% next $750 million
                                        primarily in common         0.700% next $1.5 billion
                                        stocks and other equity     0.680% next $2.5 billion
                                        securities of companies     0.650% next $2.5 billion
                                        in the financial services   0.640% next $2.5 billion
                                        industry believed by the    0.630% next $2.5 billion
                                        Fund's investment manager   0.620% over $12.5 billion
                                        to be undervalued.

Scudder-Dreman High Return              High rate of total return.  0.750% to $250 million            $4,140,687,437
 Equity Fund                                                        0.720% next $750 million
                                                                    0.700% next $1.5 billion
                                                                    0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

Scudder-Dreman Small Cap                Long-term capital           0.750% to $250 million            $373,728,181
 Value Fund                             appreciation.               0.720% next $750 million
                                                                    0.700% next $1.5 billion
                                                                    0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

Scudder Focus Value+Growth              Growth of capital through   0.720% to $250 million            $120,916,447
 Fund                                   a portfolio of growth and   0.690% next $750 million
                                        value stocks.               0.660% next $1.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.600% next $2.5 billion
                                                                    0.580% next $2.5 billion
                                                                    0.560% next $2.5 billion
                                                                    0.540% over $12.5 billion

Scudder Large Company                   Maximum long-term capital   0.600% to $1.5 billion            $2,758,218,541
 Value Fund                             appreciation through a      0.575% next $500 million
                                        value-oriented investment   0.550% next $1 billion
                                        program.                    0.525% next $1 billion
                                                                    0.500% next $1 billion
                                                                    0.475% over $5 billion

Scudder Small Company                   Long-term growth of         0.750% to $500 million            $221,483,843
 Value Fund                             capital by investing at     0.700% over $500 million++
                                        least 90% of total
                                        assets in undervalued
                                        common stocks of small
                                        U.S. companies.

Global Growth Funds

Scudder Global Discovery Fund           Above-average capital       1.100% of net assets              $508,768,768
                                        appreciation over the
                                        long term.

Scudder Emerging Markets Growth Fund    Long-term growth of         1.250% to $500 million            $42,196,327
                                        capital.                    1.200% over $500 million

Scudder Global Fund                     Long-term growth while      1.000% to $500 million            $1,252,010,279
                                        actively seeking to         0.950% next $500 million
                                        reduce downside risk as     0.900% next $500 million
                                        compared with other         0.850% next $500 million
                                        global growth funds.        0.800% over $2 billion

Scudder Gold Fund                       Maximum return (principal   1.000% to $500 million            $98,333,874
                                        change and income) by       0.950% over $500 million
                                        investing, under normal
                                        market conditions, at
                                        least 65% of total assets
                                        in common stocks and
                                        other equities of U.S.
                                        and foreign gold-related
                                        companies and in gold
                                        coin bullion.

Scudder Greater Europe Growth Fund      Long-term growth of         1.000% to $1 billion              $725,235,585
                                        capital by investing at     0.900% next $500 million
                                        least 80% of its total      0.850% next $500 million
                                        assets in European common   0.800% over $2 billion
                                        stocks and other equities
                                        (equities that are traded
                                        mainly on European
                                        markets or are issued by
                                        companies organized under
                                        the laws of Europe or do
                                        more than half of their
                                        business there).

Scudder International Fund              Long-term growth of         0.675% to $6 billion              $3,751,901,605
                                        capital by investing at     0.625% next $1 billion
                                        least 65% of its total      0.600% over $7 billion
                                        assets in foreign
                                        equities (equities issued
                                        by foreign-based
                                        companies and listed on
                                        foreign exchanges).

Scudder International Research Fund     Long-term capital           0.750% to $250 million            $14,885,633
                                        appreciation.               0.720% next $750 million
                                                                    0.700% next $1.5 billion
                                                                    0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

Scudder Latin America Fund              Long-term capital           1.250% to $400 million            $295,145,336
                                        appreciation by investing   1.150% over $400 million
                                        at least 65% of its total
                                        assets in equities
                                        (equities that are traded
                                        mainly on Latin American
                                        markets, issued or
                                        guaranteed by a Latin
                                        American government or
                                        issued by a company
                                        organized under the laws
                                        of a Latin American
                                        country or any company
                                        with more than half of
                                        its business in Latin
                                        America).

Scudder New Europe Fund                 Long-term capital           0.750% to $250 million            $187,190,645
                                        appreciation.               0.720% next $750 million
                                                                    0.700% next $1.5 billion
                                                                    0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

Scudder Pacific Opportunities Fund      Long-term growth of         0.850% to $250 million            $75,709,280
                                        capital by investing at     0.820% next $750 million
                                        least 65% of its total      0.800% next $1.5 billion
                                        assets in Pacific Basin     0.780% next $2.5 billion
                                        common stocks and other     0.750% next $2.5 billion
                                        equities (equities that     0.740% next $2.5 billion
                                        are traded mainly on        0.730% next $2.5 billion
                                        Pacific Basin markets,      0.720% over $12.5 billion
                                        issued by companies
                                        organized under the laws
                                        of a Pacific Basin
                                        country or issued by any
                                        company with more than
                                        half of its business in
                                        the Pacific Basin).

The Japan Fund, Inc.                    Long-term capital           0.850% to $100 million            $325,023,172
                                        appreciation by investing   0.750% next $200 million
                                        at least 80% of net         0.700% next $300 million
                                        assets in Japanese          0.650% over $600 million
                                        securities (issued by
                                        Japan-based companies or
                                        their affiliates, or by
                                        any company that derives
                                        more than half of its
                                        revenue from Japan)
                                        through investment
                                        primarily in equity
                                        securities, (including
                                        American Depository
                                        Receipts of Japanese
                                        companies).
Closed-End Funds

Scudder New Asia Fund, Inc.             Long term capital           1.250% to $75 million             $93,220,957
                                        appreciation through        1.150% next $125 million
                                        investment primarily in     1.100% over $200 million
                                        equity securities of
                                        Asian companies.

The Brazil Fund, Inc.                   Long term capital           1.200% to $150 million            $322,717,275
                                        appreciation through        1.050% next $150 million
                                        investment primarily in     1.000% next $200 million
                                        equity securities of        0.900% over $500 million
                                        Brazilian issuers.

The Korea Fund, Inc.                    Long term capital           1.150% to $50 million             $650,553,193
                                        appreciation through        1.100% next $50 million
                                        investment primarily in     1.000% next $250 million
                                        equity securities of        0.950% next $400 million
                                        Korean companies.           0.900% next $300 million
                                                                    0.850% over $1.05 billion
Insurance/Annuity Products

21st Century Growth Portfolio           Long-term growth of         0.875% of net assets              $44,362,775
                                        capital by investing
                                        primarily in equity
                                        securities issued by
                                        emerging growth companies.

Capital Growth Portfolio                Maximize long-term          0.475% to $500 million            $866,307,628
                                        capital growth through a    0.450% next $500 million
                                        broad and flexible          0.425% over $1 billion
                                        investment program.

Global Discovery Portfolio              Above-average capital       0.975% of net assets              $7,661,466
                                        appreciation over the
                                        long term by investing
                                        primarily in the equity
                                        securities of small
                                        companies located
                                        throughout the world.

Growth and Income Portfolio             Long-term growth of         0.475% of net assets              $194,871,230
                                        capital, current income
                                        and growth of income.

Health Sciences Portfolio               Long-term growth of         0.750% to $250 million            $55,978,252
                                        capital by investing at     0.725% next $750 million
                                        least 80% of total assets   0.700% next $1.5 billion
                                        in common stocks of         0.680% next $2.5 billion
                                        companies in the health     0.650% next $2.5 billion
                                        care sector.                0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

International Portfolio                 Long-term growth of         0.875% to $500 million            $562,485,478
                                        capital primarily through   0.725% over $500 million
                                        diversified holdings of
                                        marketable foreign equity
                                        investments.

Scudder Aggressive Growth Portfolio     Capital appreciation        0.750% to $250 million            $70,506,554
                                        through the use of          0.720% next $750 million
                                        aggressive investment       0.700% next $1.5 billion
                                        techniques.                 0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

Scudder Blue Chip Portfolio             Growth of capital and of    0.650% of net assets              $239,669,789
                                        income.

Scudder Contrarian Value Portfolio      High rate of total return.  0.750% of net assets              $256,883,855

Scudder Global Blue Chip Portfolio      Long-term capital growth.   1.000% to $250 million            $44,457,753
                                                                    0.950% next $500 million
                                                                    0.900% next $750 million
                                                                    0.850% next $1.5 billion
                                                                    0.800% over $3 billion

Scudder Growth Portfolio                Maximum appreciation of     0.600% of net assets              $419,560,868
                                        capital.

Scudder International Research          Long-term capital           0.750% of net assets              $121,138,031
 Portfolio                              appreciation.

Scudder New Europe Portfolio            Long-term capital           1.000% to $250 million            $23,171,630
                                        appreciation.               0.950% next $500 million
                                                                    0.900% next $750 million
                                                                    0.850% next $1.5 billion
                                                                    0.800% over $3 billion[++]

Scudder Small Cap Growth Portfolio      Maximum appreciation of     0.650% of net assets              $232,300,366
                                        investors' capital.

Scudder Technology Growth Portfolio     Growth of capital.          0.750% to $250 million            $349,762,646
                                                                    0.720% next $750 million
                                                                    0.700% next $1.5 billion
                                                                    0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

Scudder Total Return Portfolio          High total return, a        0.550% of net assets              $861,012,522
                                        combination ome and
                                        capital appreciation.

Scudder Focus Value+Growth Portfolio    Growth of capital through   0.750% of net assets              $139,805,320
                                        a portfolio of growth
                                        and value stocks.

SVS Dreman Financial Services           Long-term capital           0.750% to $250 million            $117,047,378
 Portfolio                              appreciation.               0.720% next $750 million
                                                                    0.700% next $1.5 billion
                                                                    0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

SVS Dreman High Return Equity           High rate of total          0.750% to $250 million            $443,396,453
 Portfolio                              return.                     0.720% next $750 million
                                                                    0.700% next $1.5 billion
                                                                    0.680% next $2.5 billion
                                                                    0.650% next $2.5 billion
                                                                    0.640% next $2.5 billion
                                                                    0.630% next $2.5 billion
                                                                    0.620% over $12.5 billion

SVS Dreman Small Cap Value Portfolio    Long-term capital           0.750% of net assets              $193,734,241
                                        appreciation.

SVS Dynamic Growth Portfolio            Long-term capital growth.   1.000% to $250 million            $23,172,231
                                                                    0.975% next $250 million
                                                                    0.950% next $500 million
                                                                    0.925% next $1.5 billion
                                                                    0.900% over $2.5 billion

SVS Focused Large Cap Growth Portfolio  Growth through long-term    0.950% to $250 million            $60,107,695
                                        capital appreciation.       0.925% next $250 million
                                                                    0.900% next $500 million
                                                                    0.875% next $1.5 billion
                                                                    0.850% over $2.5 billion

SVS Growth and Income Portfolio         Long-term capital growth    0.950% to $250 million            $178,848,733
                                        and current income.         0.925% next $250 million
                                                                    0.900% next $500 million
                                                                    0.875% next $1.5 billion
                                                                    0.850% over $2.5 billion

SVS Growth Opportunities Portfolio      Long-term growth of         0.950% to $250 million            $163,896,727
                                        capital in a manner         0.925% next $250 million
                                        consistent with the         0.900% next $500 million
                                        preservation of capital.    0.875% next $1.5 billion
                                                                    0.850% over $2.5 billion

SVS Mid Cap Growth Portfolio            Capital appreciation.       1.000% to $250 million            $48,190,650
                                                                    0.975% next $250 million
                                                                    0.950% next $500 million
                                                                    0.925% next $1.5 billion
                                                                    0.900% over $2.5 billion

SVS Strategic Equity Portfolio          Long-term capital growth.   0.950% to $250 million            $43,784,980
                                                                    0.925% next $250 million
                                                                    0.900% next $500 million
                                                                    0.875% next $1.5 billion
                                                                    0.850% over $2.5 billion

SVS Venture Value Portfolio             Growth of capital.          0.950% to $250 million            $108,785,954
                                                                    0.925% next $250 million
                                                                    0.900% next $500 million
                                                                    0.875% next $1.5 billion
                                                                    0.850% over $2.5 billion

* Unless otherwise noted, the information provided below is shown as of the end of the Fund's most recent fiscal year.

+ Unless otherwise noted, the investment management fee rates provided below are based on the average daily net assets of a Fund.

++       Subject to waiver and/or expense limitations.

                                    Exhibit C

                                     Form of
                             Sub-Advisory Agreement

                              SUBADVISORY AGREEMENT

         AGREEMENT made as of the [Date], between ZURICH SCUDDER INVESTMENTS, INC., a Delaware corporation (hereinafter called the "Manager"), and DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED, [type of entity, state of organization] (hereinafter called the "Subadviser").

                                   WITNESSETH:

         WHEREAS, Scudder New Europe Fund, Inc. (the "Corporation") is a Maryland corporation organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "Investment Company Act");

         WHEREAS, the Manager desires to utilize the services of the Subadviser to provide subadvisory services with respect to the Scudder New Europe Fund (the "Series"), being one of the series of the Corporation, which is under the management of the Manager pursuant to an Investment Management Agreement between the Manager and the Corporation dated [date]; and

          WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

          I. The Subadviser's Services. The Subadviser shall serve the Manager as investment counsel with respect to the Series.

       The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Series as set forth in the current Prospectus and Statement of Additional Information of the Corporation relating to the Series (including amendments), and in accordance with the Articles of Incorporation and By-laws of the Corporation, as both may be amended from time to time, governing the offering of its shares and subject to such resolutions, policies and procedures as from time to time may be adopted by the Board and furnished to the Subadviser in writing, and in accordance with the instructions and procedures of the Manager furnished to the Subadviser in writing, to develop, recommend and implement such investment program and strategy for the Series, to provide research and analysis relative to the investment program and securities and other investments ("investments") of the Series, to determine what investments should be purchased, sold and, if applicable, loaned by the Series and to monitor on a continuing basis the performance of the investments of the Series. In addition, the Subadviser shall place orders for the purchase and sale of investments for the Series and, subject to the provisions of this section, shall take reasonable steps to assure that those portfolio transactions are effected subject to the best execution under the circumstances. The Subadviser shall advise the custodian for the Series ("Custodian") and the Manager on a prompt basis of each purchase and sale of an investment specifying the name of the issuer, the CUSIP number (if available), the description and amount (or number of shares) of the investment purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Board or the Manager may reasonably request, the Subadviser shall furnish to the Manager, the Corporation's officers and to each of its Directors reports on portfolio transactions and reports on assets held in the Series, all in such detail as the Corporation or the Manager may reasonably request. The Subadviser shall also inform the Manager, the Corporation's officers and the Board on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Series. The Subadviser shall make its officers and employees available to meet with the Manager, the Corporation's officers and the Board at least quarterly on due notice and at such other times as may be mutually agreeable, to review the investments and investment performance of the Series in the light of the Series' investment objectives and policies and market conditions.

         Absent written instructions to the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of investment instruments for the Series with brokers or dealers selected by the Subadviser consistent with best execution, which, subject to and consistent with the policies and procedures of the Corporation relating to Rule 17e-l under the Investment Company Act, may include brokers or dealers affiliated with the Subadviser. Purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain execution of portfolio transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. The Subadviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Subadviser. The Subadviser may place portfolio transactions with a broker or dealer with which it has negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser has with respect to the Series and to accounts over which it exercises investment discretion, and not all such services or products will necessarily be used by the Subadviser in managing the Series. In addition, consistent with best execution, the Subadviser may execute portfolio transactions through brokers and dealers that sell shares of mutual funds advised by the Subadviser or recommend to their customers that they purchase shares of such funds. If the Subadviser determines that any product or service furnished by a broker--dealer has a mixed use, such that it also serves functions that do not assist the Subadviser in carrying out its investment decision--making process, the Subadviser shall be responsible for making and documenting a reasonable allocation of the costs of such service or product. The portion of the product or service that the Subadviser determines will assist it in carrying out its investment decision--making process may be paid for in brokerage commission dollars.

         It shall be the duty of the Subadviser to furnish to the Directors such information as may reasonably be requested in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 9 hereof, including any information requested pursuant to section 15(c) of the Investment Company Act. Any information reasonably deemed proprietary by the Subadviser shall be subject to the provisions of
Section 6 hereof.

         The Subadviser shall not be responsible for fund accounting nor shall it be required to generate fund accounting data.

         The Series assets shall be maintained in the custody of the custodian identified by the Manager in writing (the "Custodian") . Any assets added to the Series shall be delivered directly to the Custodian. The Subadviser shall have no liability for the acts or omissions of any Custodian, other than (subject to Section 11) for acts or omissions arising in reliance on instructions from the Subadviser.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Corporation, the Series or the Manager in any way or otherwise be deemed to be an agent of the Corporation, the Series or the Manager.

         In furnishing the services under this Agreement, the Subadviser shall comply with the requirements of the Investment Company Act and of the Investment Advisers Act of 1940 ("Advisers Act") applicable to it, the regulations promulgated thereunder, and all other applicable laws and regulations. The Subadviser shall immediately notify the Manager and the Corporation in the event that the Subadviser: (1) becomes subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Agreement; or (2) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority (including, without limitation, any self-regulatory organization) which proceeding or action could reasonably be deemed material to the Subadviser's performance of its duties under this Agreement (unless the Subadviser is prohibited by applicable law or regulation from disclosing such proceeding or action). The Subadviser shall immediately forward, upon receipt, to the Manager any correspondence from the SEC or other regulatory authority that relates to the Series.

         The Subadviser shall be responsible for the preparation and filing of reports on Schedule l3G and Form 13F with respect to securities held by the Series, but unless otherwise expressly agreed to in writing, the Subadviser shall not be responsible for the preparation or filing of any other reports required of the Series by any governmental or regulatory agency.

         The Subadviser may request information from the Manager or from the fund accountant, the Custodian or other service providers to the Series to enable the Subadviser to monitor compliance with portfolio restrictions of the Series. In the event such information is not made available to the Subadviser reasonably promptly upon request, the Subadviser shall notify the Manager in writing. If the Manager does not provide (or arrange for the provision of) such information to the Subadviser reasonably promptly upon receipt of written notice from the Subadviser, the Manager shall assume responsibility for the monitoring to which the requested information relates.

         The Subadviser's primary consideration in effecting a security transaction shall be to obtain the best execution under the circumstances for the Series, taking into account the factors specified in the Prospectus and Statement of Additional Information of the Corporation relating to the Series. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction an amount of commission in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of either that particular transaction or its overall responsibilities with respect to accounts as to which it exercises investment discretion.

          II. Delivery of Documents to the Subadviser. The Manager shall furnish to the Subadviser copies of each of the following documents:

          1. The Articles of Incorporation of the Corporation as in effect on the date hereof;

          2. The By-laws of the Corporation in effect on the date hereof;

          3. The resolutions of the Board approving the engagement of the Subadviser as subadviser for the Series and approving the form of this agreement;

          4. The resolutions of the Board selecting the Manager as investment manager to the Series and approving the form of the Investment Management Agreement with the Corporation, on behalf of the Series;

          5. The Investment Management Agreement with the Corporation on behalf of the Series;

          6. The Code of Ethics of the Corporation and of the Manager as currently in effect;

          7. Current copies of the Prospectus and Statement of Additional Information of the Corporation relating to the Series; and

          8. Resolutions, policies and procedures adopted by the Board in respect of the management or operation of the Series.

          9. Such other information as the Subadviser may reasonably request in connection with the performance of its duties under this Agreement.

         The Manager shall furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to Items
(a) through (g) above shall be provided within 30 days of the time such materials became available to the Manager and, until so provided, the Subadviser may continue to rely on those documents previously provided.

         During the term of this Agreement, the Manager also shall furnish to the Subadviser prior to use thereof copies of all Corporation documents, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Series or the public that refer in any way to the Subadviser, and shall not use such material if the Subadviser reasonably objects in writing after reasonable opportunity to review such material after receipt thereof. However, the Manager and the Subadviser may mutually agree that certain of the above-mentioned documents do not need to be furnished to the Subadviser prior to the document's use.

         In the event of termination of this Agreement, the Manager shall continue to furnish to the Subadviser copies of any of the above-mentioned materials that refer in any way to the Subadviser. The Manager shall furnish or otherwise make available to the Subadviser such other information relating to the business affairs of the Corporation as the Subadviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

          III. Delivery of Documents to the Manager. The Subadviser shall furnish the Manager with copies of each of the following documents:

         The Manager will cooperate with the Subadviser in establishing and maintaining brokerage and other accounts that the Subadviser deems advisable to allow for the purchase and sale of various forms of securities or other instruments by the Series pursuant to this Agreement.

          1. The Subadviser's most recent balance sheet;

          2. Separate lists of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to the Custodian and the fund accounting agent of Corporation assets for the Series;

          3. The Code of Ethics of the Subadviser as currently in effect; and

          4. Any compliance policies, trading, commission and other reports, confirmation of the Subadviser's insurance coverage (in form and substance satisfactory to the Manager), and such other management or operational documents as the Manager may reasonably request in writing (on behalf of itself or the Board) in assessing the Subadviser.

         The Subadviser will maintain a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Corporation with a copy of the code of ethics, including any amendments thereto, together with evidence of its adoption and a certification to the effect that the Subadviser has adopted procedures reasonably necessary to prevent its "access persons" from violating its code of ethics. The Subadviser will be subject to its code of ethics and will not be subject to any other code of ethics, including that of the Manager, unless specifically adopted by the Subadviser. At least annually (or more frequently if required by Rule 17j-1 or as the Corporation or the Manager may reasonably request), the Subadviser shall provide a written report as to the matters required to be provided to the Corporation by the Subadviser under Rule 17j-l, including the certification provided for therein. Upon the written request of the Corporation, the Subadviser shall permit Corporation to examine the policies and procedures the Subadviser maintains pursuant to Rule 17j-l to the extent material to the assessment of the Subadviser's performance of its duties under this Agreement.

         The Subadviser shall furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser shall provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items (a) through (c) above shall be provided within 30 days of the time such materials became available to the Subadviser.

         Any information reasonably deemed proprietary by the Subadviser shall be subject to the provisions of Section 6 hereof.

         The Subadviser shall promptly notify the Manager of any transaction or other event that results in an "assignment" of this Agreement within the meaning of the Investment Company Act. In addition, the Subadviser shall promptly complete and return to the Manager or the Corporation any compliance questionnaires or other inquiries submitted to the Subadviser in writing.

          IV.  Other  Agreements,   etc.  It  is  understood  that  any  of  the
shareholders, the Directors, officers and employees of the Corporation or the Series may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser, and that any such interested person or any such organization may have an interest in the Corporation or the Series. It is also understood that the Subadviser, the Manager and the Corporation may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses.

         The Subadviser may give advice and take action with respect to other funds or clients, or for its own account which may differ from the advice or the timing or nature of action taken with respect to the Series. The Subadviser makes no representation or warranty, express or implied, that any level of investment performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

         Nothing in this Agreement shall be implied to prevent (1) the Manager from engaging other subadvisers to provide investment advice and other services in relation to other series of the Corporation for which the Subadviser does not provide such services, or to prevent the Manager from providing such services itself in relation to such series; or (2) the Subadviser from providing investment advice and other services to other funds or clients.

V. Fees, Expenses and Other Charges.

          1. Subject to the provisions of this Agreement, the duties of the Subadviser, the portion of portfolio assets that the Subadviser shall manage, and the fees to be paid the Subadviser by the Manager under and pursuant to this Agreement may be adjusted from time to time by the Manager with and upon the approval of the Board and the members of the Corporation's Board of Directors who are not "interested persons," as defined in the Investment Company Act.

          2. The Subadviser, at its expense, shall furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under this Agreement.

          3. The Manager, the Series and the Corporation shall assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by the Subadviser pursuant to this Agreement. The Subadviser shall pay its own organizational, operational and business expenses but shall not be obligated to pay any expenses of the Manager, the Corporation, or the Series, including without limitation (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Series, and (iii) custodian fees and expenses. Any reimbursement to the Series of management fees required by any expense limitation provision set forth in the Prospectus or Statement of Additional Information of the Series, and any liability to the Series arising out of a violation of Section 36(b) of the Investment Company Act by the Manager, shall be the sole responsibility of the Manager.

VI. Confidential Treatment. It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Corporation or such persons as the Manager may designate in connection with the Series and further understood that any information reasonably designated as proprietary by the Subadviser shall be subject to such limitations on access or use as the Subadviser and the Manager or the Corporation shall reasonably agree. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of investments which, on a temporary basis, may not be bought or sold for the Series, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Series.

         The Manager will not, directly or indirectly, use, disclose or furnish, to any person or entity, records or information concerning the business of the Subadviser, except as necessary for the performance of its duties under this Agreement or the Investment Management Agreement, or as required by applicable law or regulation, upon prior written notice to the Subadviser. Subadviser is the sole owner of the name and mark "Janus." Other than as permitted by Section 2 hereof, the Manager will not, and will not permit the Series to, without prior written consent of the Subadviser, use the name or mark "Janus" or make representations regarding the Subadviser or its affiliates. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall cause the Series to cease, as promptly as practicable, all use of the Janus name or any Janus mark (except to the extent necessary in describing the management of the Series during the term of this Agreement).

         The Subadviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

VII. Representations and Covenants of the Parties. The Subadviser hereby acknowledges that it is registered as an investment adviser under the Advisers Act and that neither it nor any affiliated person of it, as such term is defined in Section 2(a)(3) of the Investment Company Act ("affiliated person"), is subject to any disqualification that would make the Subadviser unable to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act. The Subadviser covenants that it will carry out appropriate compliance procedures necessary to the operation of the Series as the Subadviser and the Manager may agree The Subadviser also covenants that it will manage the Series in conformity with all applicable rules and regulations of the SEC in all material respects and so that the Series will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code ("Code") and will be adequately diversified for purposes of Section 817(h) of the Code and the Treasury regulations thereunder.

         The Manager hereby represents and warrants that (a) it is registered as an investment adviser under the Advisers Act, (b) it is validly existing and in good standing as a corporation under the laws of Delaware, (c) it has all requisite corporate power and authority to execute, deliver and perform this Agreement, (d) such execution, delivery and performance have been duty authorized by all necessary corporate proceedings of the Manager, (e) it has authority under the Investment Management Agreement to execute, deliver and perform this Agreement, and (f) it has received a copy of Part II of the Subadviser's Form ADV.

VIII. Reports by the Subadviser and Records of the Series. The Subadviser shall furnish the Manager monthly, quarterly and annual reports concerning the transactions and performance of the Series, including information required to be disclosed in the Corporation's registration statement, in such form as may be mutually agreed, to review the Series and discuss the management of it. If requested by the Manager, the Subadviser shall also furnish the Manager quarterly compliance certifications. The Subadviser shall permit its financial statements, books and records with respect to the Series to be inspected and audited by the Corporation, the Manager or their agents at all reasonable times during normal business hours. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Series any legal process served upon it on behalf of the Manager or the Corporation. The Subadviser shall promptly notify the Manager of any changes in any information concerning the Subadviser of which the Subadviser becomes aware that would be required to be disclosed in the Corporation's registration statement.

         In compliance with the requirements of Rule 3la-3 under the Investment Company Act, the Subadviser agrees that all records it maintains for the Corporation with respect to the Series are the property of the Corporation and further agrees to surrender promptly to the Corporation or the Manager any such records upon the Corporation's or the Manager's request. However, the Subadviser may retain copies of such records to comply with the recordkeeping requirements of the Investment Advisers Act and Investment Company Act. The Subadviser further agrees to maintain for the Corporation the records the Corporation is required to maintain under Rule 3la-l(b) insofar as such records relate to the investment affairs of the Series. The Subadviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the Investment Company Act the records it maintains for the Corporation.

IX. Continuance and Termination. This Agreement shall remain in full force and effect through September 30, 2002, and is renewable annually thereafter by specific approval of the Board or by the affirmative vote of a majority of the outstanding voting securities of the Series. Any such renewal shall be approved by the vote of a majority of the Directors who are not interested persons under the Investment Company Act, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Board, by vote of a majority of the outstanding voting securities of the Series, or by the Manager or by the Subadviser upon 60 days' written notice. This Agreement shall automatically terminate in the event of its assignment by either party to this Agreement, as defined in the Investment
Company Act, or upon termination of the Manager's Investment Management Agreement with the Corporation, on behalf of the Series. In addition, the Manager or the Corporation may terminate this Agreement upon immediate notice if the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.

X. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved in a manner consistent with the Investment Company Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom, SEC no-action letter or SEC interpretive guidance.

         This Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all the parties to this Agreement.

XI. Voting Rights. The Manager shall be responsible for exercising any voting rights of any investments of the Series.

XII. Indemnification. The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities as manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser; (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Corporation relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Corporation or any affiliated person of the Manager or the Corporation expressly for use in the Corporation's registration statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Corporation's registration statement; or (3) to the extent of, and as a result of, the failure of the Subadviser to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the Investment Company Act, the Advisers Act and the Securities Exchange Act of 1934.

         In no case shall the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         Except as may otherwise be provided under the 1933 Act, the Investment Company Act, the Advisers Act, under any other statute, at common law or otherwise, neither the Subadviser nor any of its affiliates, officers, directors, shareholders, employees or agents shall be liable to the Manager for any loss, liability, cost, damage or expense, including reasonable attorneys' fees and costs (collectively referred to in this Agreement as "Losses"), including without limitation Losses in connection with pricing information or other information provided by Subadviser, except for Losses resulting from the gross negligence, bad faith or willful misconduct, or reckless disregard of obligations and duties under this Agreement, of the Subadviser or of its affiliates, officers, directors, shareholders, employees or agents, as the case may be.

         The Manager agrees to indemnify and hold harmless the Subadviser and any affiliated person or controlling person of the Subadviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager; or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Corporation relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Corporation other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Corporation's registration statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Corporation's registration statement.

         In no case shall the Manager's indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         Except as may otherwise be provided under the 1933 Act, the Investment Company Act, the Advisers Act, under any other statute, at common law or otherwise, neither' the Manager nor any of its affiliates, officers, directors, shareholders, employees or agents shall be liable to the Subadviser for any Losses, including without limitation Losses in connection with information provided by the Manager, except for Losses resulting from the gross negligence, bad faith or willful misconduct, or reckless disregard of obligations and duties under this Agreement, of the Manager or of its affiliates, officers, directors, shareholders, employees or agents, as the case may be.

         The obligations of this Section 11 shall survive the termination of this Agreement.

XIII. Certain Definitions. For the purposes of this Agreement, the "vote of a majority of the outstanding voting securities of the Series" means the affirmative vote, at a duly called and held meeting of shareholders of the Series, (1) of the holders of 67% or more of the shares of the Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting are present in person or by proxy; or (2) of the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting, whichever is less.

         For the  purposes of this  Agreement,  the terms  "affiliated  person,"
"interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act, and the term "controlling person" shall have the meaning defined in the 1933 Act, subject, however, to such exemptions as may be granted by the SEC under such Acts.

XIV. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee provides in writing to the others for the delivery of such notices and communications, and shall be deemed to have been given at the time of delivery.

If to the Manager:       ZURICH SCUDDER INVESTMENTS, INC.
                         [Address]

If to the Corporation:   [NAME OF CORPORATION]
                         [Name of Series]
                         [Address]


If to the Subadviser:    DEUTSCHE ASSET MANAGEMENT  INVESTMENT SERVICES LIMITED
                         [Address]

XV. Instructions. The Subadviser is authorized to honor and act on any notice, instruction or confirmation given by the Corporation or Manager in writing signed or sent by one of the persons whose names, addresses and specimen signatures shall be provided by the Corporation or Manager from time to time.

XVI. Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York in a manner not in conflict with the provisions of the Investment Company Act, except with respect to Section 16, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

XVII. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

       IN WITNESS WHEREOF, the parties hereto have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                                              ZURICH SCUDDER INVESTMENTS, INC.


                                              By:
Attest:                                       Name:
Name:                                         Title:
Title:

                                              DEUTSCHE ASSET MANAGEMENT
                                              INVESTMENT SERVICES LIMITED

Attest:                                       By:
Name:                                         Name:
Title:                                        Title:

                                    Exhibit D

       Information Regarding Other Funds Advised or Sub-advised by DeAMIS


                                    Net Assets            Advisory Fee
                                    as of                 (% of average daily
Name of Fund                        December 31, 2001     net assets)

International Select Equity Fund    $258,283,127.47       0.70%

Emerging Markets Debt Fund           $74,401,141.11       1.00%

Emerging Markets Equity Fund        $122,395,262.20       1.00%

                                    Exhibit E

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                          SCUDDER NEW EUROPE FUND, INC.

            Scudder New Europe Fund, Inc. a Maryland corporation, having its principal office in Maryland in Baltimore City (hereinafter called the
"Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            ARTICLE I: The Charter of the Corporation is amended and as so amended is restated in its entirety by striking out Articles First through Twelfth and inserting in lieu thereof the following:

            "FIRST: The undersigned, Joshua M. Levine, whose address is One Citicorp Center, 153 East 53rd Street, New York, New York 10022, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the Maryland General Corporation Law.

            SECOND: The name of the Corporation is Scudder New Europe Fund, Inc. (the "Corporation").

            THIRD: The purposes for which the Corporation is formed are to operate and carry out the business of an open-end management investment company under the Investment Company Act of 1940, as amended, and generally to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law.

            FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

            FIFTH: (1) The total number of shares of capital stock which the Corporation shall have authority to issue is four hundred million (400,000,000), all of which shall be Common Stock having a par value of one-tenth of one cent ($0.001) per share and an aggregate par value of four hundred thousand dollars ($400,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (1)(d) of Article Seventh hereof, two hundred million (200,000,000) of the authorized shares of Common Stock of the Corporation are classified as Class A Common Stock, one hundred million (100,000,000) of such shares are classified as Class B Common Stock and one hundred million (100,000,000) of such shares are classified as Class C Common Stock.

          (2) As more fully set forth hereafter, the assets and liabilities and the income and expenses attributable to each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to stockholders, and the amounts distributable in the event of liquidation or dissolution of the Corporation to stockholders of the Corporation's stock may vary from class to class.

          (3) The assets of the Corporation attributable to each of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be invested in the same investment portfolio of the Corporation.

          (4) The allocations of investment income and losses and capital gains and losses and expenses and liabilities of the Corporation among each of the classes of Common Stock of the Corporation shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, as amended. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and losses, capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

          (5) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to each class of stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends and distributions shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend or distribution.

          (6) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in such holder's name upon the books of the Corporation regardless of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (i) when the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, requires that a class vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class or classes;
(ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more classes, then, subject to (iii) below, the shares of all other classes shall vote as one single class; and (iii) as to any matter, which, in the judgment of the Board of Directors (which shall be conclusive and binding for all purposes), does not affect the interests of a particular class, such class shall not be entitled to any vote and only the holders of shares of the affected class or classes shall be entitled to vote.

          (7) In the event of the liquidation or dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders shall be distributed among the stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors.

          (8) To the extent permitted by law, each holder of shares of the Corporation's stock shall be entitled to require the Corporation to redeem all or any part of the shares of stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article Seventh, less the amount of any applicable redemption charge, deferred sales charge or other amount imposed by the Board of Directors (to the extent consistent with applicable law), subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. The proceeds of the redemption of a share (including a fractional share) of any class of stock of the Corporation shall be reduced by the amount of any redemption charge, deferred sales charge or other amount payable on such redemption pursuant to the terms of issuance of such shares or otherwise imposed by the Board of Directors. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time, at the Corporation's option, to redeem, in whole or in part, the shares owned by any holder of stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the "Minimum
Account Balance") and (a) the stockholder has been given notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation or (b) the redemption is with respect to fees to be paid by the stockholder to the Corporation for failing to maintain the Minimum Account Balance or (iii) the Board of Directors has otherwise determined that it is in the best interests of the Corporation to redeem the Shares. Notwithstanding any other provision of this Article FIFTH (8), if certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until such certificates are presented in proper form for transfer to the Corporation or the agent of the Corporation appointed for such purpose; however, the redemption shall be effective in accordance with the action of the Board of Directors, regardless of whether or not such presentation has been made. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets allocable to the class of the shares for which redemption is being sought, the value of which shall be determined as provided herein.

          (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

          (10) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right, if any, to receive a stock certificate representing fractional shares.

          (11) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.


          SIXTH: The Corporation currently has seven directors. The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation, but shall not be less than the number of directors required under the Maryland General Corporation Law.

          SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

          (1) In addition to its other powers explicitly or implicitly granted under the Charter of the Corporation, by law or otherwise, the Board of Directors of the Corporation:

                    (a) is expressly and exclusively authorized to make, alter, amend or repeal the By-Laws of the Corporation;

                    (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors of the Corporation;

                    (c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of any class of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board may deem advisable;

                    (d) is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption for the stock. The provisions of these Articles of Amendment and Restatement (including those in Article FIFTH hereof) shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class;

                    (e) is empowered to authorize and issue, without stockholder approval, obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation;

                    (f) Notwithstanding anything in this Charter to the contrary, is authorized to establish in its absolute discretion the basis or method for determining the value of the assets attributable to any class, the value of the liabilities attributable to any class and the net asset value of each share of any class of the Corporation's stock; and

                    (g) is authorized to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any other funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

          (2) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as amended, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

          (3) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

          (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability or expense of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          EIGHTH: (1) To the full extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

          (2) The  Corporation  shall  indemnify  and  advance  expenses  to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland General Corporation Law.

          (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          (4) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

          TENTH: No holder of the Common stock of the Corporation or of any other class of stock or securities which may hereafter be created shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Common Stock and of any other class of stock which may hereafter be created."

          ARTICLE II: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter currently in effect as herein amended. The current address of the principal office of the Corporation, and the name and address of the Corporation's current resident agent are as set forth herein. The number of directors is currently set at twelve and their names are [NAMES OF DIRECTORS TO BE UPDATED UPON ELECTION].

          ARTICLE III: The amendment and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders.

          ARTICLE IV: These Articles of Amendment and Restatement shall become effective on , 2002 at [a.m./p.m.] Eastern Time.

          IN WITNESS WHEREOF, Scudder New Europe Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf
by its President,              , and witnessed by its Secretary,               ,
as of         , 2002.

          The President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of this amendment and restatement of the Corporation's Charter are true in all material respects and that this statement is made under penalties of perjury.


                                    By:
                                        President

Witness:


Secretary

                                   Appendix 1

         Fund Shares Owned by Directors/Nominees and Executive Officers


         Many of the Directors, nominees and executive officers own shares of the Fund and of other funds in the Scudder and Deutsche Bank Families of Funds, allocating their investments among such funds based on their individual investment needs. The following table sets forth, for each Director and nominee, the dollar range of equity securities owned in the Fund as of [December 31, 2001]. The amount shown includes share equivalents of [certain] funds advised by Scudder in which the board member is deemed to be invested pursuant to such Fund's Deferred Compensation Plan. [As of [December 31, 2001], no Director, nominee or executive officer of the Fund owned any shares of [ ].] In addition, the last row in the table represents the aggregate dollar range of equity securities owned as of [December 31, 2001] in all funds overseen or to be overseen by each Director and nominee in the Scudder and Deutsche Bank Families of Funds. The information as to beneficial ownership is based on statements furnished to the Fund by each Director, nominee and executive officer. Unless otherwise noted, each Director's and nominee's individual shareholdings of each class of any series of the Fund constitute less than 1% of the outstanding shares of such class. Unless otherwise noted, as a group, the Directors, nominees and executive officers of the Fund own less than 1% of the shares of each class of any series of the Fund.

       Names of          John W.       Lewis A.     Mark        Linda C.    Donald L.      James R.
  Directors/Nominees    Ballantine     Burnham     Casady       Coughlin    Dunaway         Edgar

New Europe Fund, Inc.

   Aggregate amount
 owned in Scudder and
    Deutsche Bank
  Families of Funds



       Names of          William F.    Robert B.   Shirley D.    Fred B.     William P.    John G.
  Directors/Nominees    Glavin, Jr.     Hoffman     Peterson     Renwick      Sommers      Weithers

New Europe Fund, Inc.

   Aggregate amount
 owned in Scudder and
    Deutsche Bank
  Families of Funds


                                   Appendix 2

                                    Officers


         The following persons are officers of the Fund:

                           Present Office with the Fund;
                              Principal Occupation or          Year First Became
    Name (age)                     Employment(1)                 an Officer(2)

Mark S. Casady ([age])     Director and President; Managing      ([    ])
                           Director, Scudder; formerly,
                           Institutional Sales Manager of an
                           unaffiliated mutual fund
                           distributor.
Linda C. Coughlin ([age])  Director, Vice President and          ([    ])
                           Chairperson; Managing Director,
                           Scudder.
Philip J. Collora ([age])  Vice President and Assistant          ([    ])
                           Secretary; Attorney, Senior Vice
                           President, Scudder.
Kathryn L. Quirk ([age])   Vice President; Managing Director,    ([    ])
                           Scudder.
Carol L. Franklin ([age])  Vice President; [       ],            ([    ])
                           Scudder.
Linda J. Wondrack ([age])  Vice President; Managing Director,    ([    ])
                           Scudder.
Gary French ([    ])       Treasurer; [Senior Vice President],
                           Scudder.
John R. Hebble ([age])     Assistant Treasurer; Senior Vice      ([    ])
                           President, Scudder.
Brenda Lyons ([age])       Assistant Treasurer; Senior Vice      ([    ])
                           President, Scudder.
Thomas Lally ([age])       Assistant Treasurer; [Senior Vice     ([    ])
                           President], Scudder.
John Millette ([age])      Secretary; Vice President,            ([    ])
                           Scudder[./;     ]
Caroline Pearson ([age])   Assistant Secretary; Senior Vice      ([    ])
                           President, Scudder; formerly,
                           Associate, Dechert Price & Rhoads
                           (law firm) 1989 to 1997.

(1) Unless otherwise stated, all of the officers have been associated with their respective companies for more than five years, although not necessarily in the same capacity.

(2) The President, Treasurer and Secretary each holds office until the first meeting of Directors in each calendar year and until his or her successor has been duly elected and qualified, and all other officers hold office as the Directors permit in accordance with the By-laws of the Fund.

                                   Appendix 3

                          Information Regarding Scudder

         Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

         As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as Director of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

         On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

         The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

Directors and Officers of Scudder

          Steven M. Gluckstern, 105 East 17th Street, Fourth Floor, New York, New York 10003. Chairman of the Board and Director, Scudder. Chief Executive Officer, Zurich Global Assets, LLC.

          Edmond D. Villani, 345 Park Avenue, New York, New York 10154. President, Chief Executive Officer and Director, Scudder. Managing Director, Scudder.

          Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154. General Counsel, Chief Compliance Officer and Secretary, Scudder. Managing Director, Scudder.

          Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief Investment Officer, Scudder. Managing Director, Scudder.

          Chris C. DeMaio, 345 Park Avenue, New York, New York 10154. Treasurer, Scudder. Managing Director, Scudder.

          Nicholas Bratt, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

          Lynn S. Birdsong, 345 Park Avenue, New York, New York, 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

          Laurence W. Cheng, 54 Thompson Street, New York, New York 10012. Director, Scudder. Chairman and Chief Executive Officer, Capital Z Management, LLC.

          Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles, California 90010. Director, Scudder. Chairman of the Board, President and Chief Executive Officer, Farmers Group, Inc.

          Gunther Gose, Mythenquai 2, P.O. Box CH-8022, Zurich, Switzerland. Director, Scudder. Chief Financial Officer, Zurich Financial.

         Appendix 2 includes information regarding each officer of the Fund who is associated with Scudder.

         Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to become Chairman of Deutsche Asset Management. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the New Investment Management Agreement or on its ability to operate its businesses in a manner consistent with its current practices.

         Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Mr. Birdsong. [In addition, Messrs. Villani, Bratt and Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Kemper Investments Supplemental Profit Sharing Plan (collectively, the "Plans"). Pursuant to the terms of each Plan, upon consummation of the Transaction, the respective accounts of each participant in the Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.]

         Scudder also informed the Fund that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates) securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.

                                   Appendix 4

                       Proposed Portfolio Manager Changes


     Below is a table that shows, as of [February 4], 2002, the anticipated changes to the lead portfolio management of the Funds after the Transaction. The information contained in the table is subject to change prior to or following the close of the Transaction. Shareholders of a Fund will be notified following a change in their Fund's lead portfolio manager(s).


                      Lead Portfolio Managers     Lead Portfolio Manager after
       Fund            as of December 31, 2001            the Transaction

Scudder New Europe     Carol L. Franklin               Alexander Black
 Fund, Inc.

                                   Appendix 5

                         Fees Paid to SFAC, SISC and SDI

                                                Aggregate       Aggregate Fee   Aggregate Fee
                                  Fiscal       Fee to SFAC        to SISC          to SDI
           Fund                   Year

Scudder New Europe Fund, Inc.    10/31/01


                                   Appendix 6

                      Fund Management Fee Rates, Net Assets
                          and Aggregate Management Fees

                                                                                             Aggregate
                                 Fiscal                            Management              Management Fee
        Fund                      Year        Net Assets           Fee Rate*                   Paid+

Scudder New Europe Fund, Inc.   10/31/01     $187,190,645    0.750% to $250 million        $1,895,713
                                                             0.720% next $750 million
                                                             0.700% next $1.5 billion
                                                             0.680% next $2.5 billion
                                                             0.650% next $2.5 billion
                                                             0.640% next $2.5 billion
                                                             0.630% next $2.5 billion
                                                             0.620% over $12.5 billion

* The management fee rates shown are for the Fund's most recently completed fiscal year, unless otherwise noted. + Aggregate management fees disclosed in this table may include fees paid to successors and affiliates of Scudder.

[++      After waiver and/or expense limitations.]

                                   Appendix 7

                          Administrative Services Fees

         [The Fund has entered into an administrative services agreement with Scudder (the "Administration Agreement"), pursuant to which Scudder provides or pays others to provide substantially all of the administrative services required by the Class A, Class B, Class C shares of the Fund (other than those provided by Scudder under its investment management agreement with the Funds) in exchange for the payment by the Fund of an annual administrative fee (the "Administrative Fee") as listed below.

         The Administration Agreement will remain in effect with respect to the Class A, Class B and Class C shares for an initial term ending September 30, 2003, subject to earlier termination by the Board of Directors that oversees the Fund. The Administration Agreement shall continue in effect on an annual basis after September 30, 2003, provided that such continuance is approved at least annually by a majority of the Directors, including Non-interested Directors, that oversee the Fund. The fee payable by the Fund to Scudder pursuant to the Administration Agreement is reduced by the amount of any credit received from the Fund's custodian for cash balances.

         Certain expenses of the Fund are not borne by Scudder under the Administration Agreement, such as taxes, brokerage, interest and extraordinary expenses, and the fees and expenses of the Non-interested Directors (including the fees and expenses of their independent counsel). The Fund continues to pay the fees required by its investment management agreement with Scudder.


         FUND                    CLASS A        CLASS B        CLASS C

Scudder New Europe Fund, Inc.     0.400          0.450          0.425

                                   Appendix 8

                  Fees Paid to Independent Auditors of the Fund


                                             Financial Information    All
                                             Systems Design and       Other
      Fund                      Audit Fees   Implementation Fees      Fees(1)

Scudder New Europe Fund, Inc.

(1)      In  addition  to the  amounts  shown in the  table  for the  Fund,  E&Y received an aggregate amount of $3,381,930, which includes $2,050,930 for services performed on behalf of the Fund and other Scudder-advised funds and $1,331,000 for services performed for Scudder and other related entities that provide support for the operations of the funds.

                                   Appendix 9

                 Beneficial Owners of 5% or More of Fund Shares